                                                          EXHIBIT 10(z)

================================================================================

                           LOAN AND SECURITY AGREEMENT
================================================================================

                            FLEET RETAIL GROUP, INC.
                            ADMINISTRATIVE AGENT FOR
                 THE REVOLVING CREDIT LENDERS REFERENCED HEREIN

                               FLEET NATIONAL BANK
                                    AS ISSUER

                              CLAIRE'S STORES, INC.

                              AS LEAD BORROWER FOR

                             BMS DISTRIBUTING CORP.,
                            CLAIRE'S BOUTIQUES, INC.,
                             CBI DISTRIBUTING CORP.,
                           CLAIRE'S PUERTO RICO CORP.,
                                  THE BORROWERS

================================================================================

================================================================================

                                 March 31, 2004

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS:........................................................................................      1

ARTICLE 2 - THE REVOLVING CREDIT:...............................................................................     28

   2-1.  ESTABLISHMENT OF REVOLVING CREDIT......................................................................     28
   2-2.  ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).......................................................     29
   2-3.  RISKS OF VALUE OF COLLATERAL...........................................................................     29
   2-4.  COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT................................     29
   2-5.  REVOLVING CREDIT LOAN REQUESTS.........................................................................     30
   2-6   MAKING OF REVOLVING CREDIT LOANS.......................................................................     31
   2-7.  THE LOAN ACCOUNT.......................................................................................     32
   2-8.  THE REVOLVING CREDIT NOTES.............................................................................     33
   2-9.  PAYMENT (AND PREPAYMENTS) OF THE LOAN ACCOUNT..........................................................     33
   2-10.     INTEREST ON REVOLVING CREDIT LOANS.................................................................     35
   2-11.     VOLUNTARY REDUCTION OF COMMITMENT AND REVOLVING CREDIT CEILING.....................................     36
   2-12.     REVOLVING CREDIT COMMITMENT FEE....................................................................     37
   2-13.     ADMINISTRATIVE AGENT'S FEE.........................................................................     37
   2-14.     UNUSED FEE.........................................................................................     37
   2-15.     PROCEDURES FOR ISSUANCE OF L/Cs....................................................................     37
   2-16.     FEES FOR L/Cs......................................................................................     38
   2-17.     CONCERNING L/Cs....................................................................................     39
   2-18.     CHANGED CIRCUMSTANCES..............................................................................     41
   2-19.     DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT...................................................     42
   2-20.     LENDERS' COMMITMENTS...............................................................................     43
   2-21.     REPLACEMENT OF REVOLVING CREDIT LENDER.............................................................     44

ARTICLE 3 - CONDITIONS PRECEDENT:...............................................................................     45

   3-1.  CORPORATE DUE DILIGENCE................................................................................     45
   3-2.  OPINION. 45
   3-3.  ADDITIONAL DOCUMENTS...................................................................................     45
   3-4.  OFFICERS' CERTIFICATES.................................................................................     45
   3-5.  DUE DILIGENCE..........................................................................................     45
   3-6.  REPRESENTATIONS AND WARRANTIES.........................................................................     46
   3-7.  ALL FEES AND EXPENSES PAID.............................................................................     46
   3-8.  NO DEFAULT.............................................................................................     46
   3-9.  NO MATERIAL ADVERSE CHANGE.............................................................................     46
   3-10.     PERFECTION OF ENCUMBRANCES.........................................................................     46
   3-11.     CONSENTS AND APPROVALS.............................................................................     46
   3-12.     NO DEFAULTS UNDER APPLICABLE LAW OR MATERIAL AGREEMENTS............................................     46
   3-13.     NO LITIGATION......................................................................................     47
   3-14.     BUDGETS............................................................................................     47
   3-15.     NO MATERIAL ADVERSE CHANGE IN GOVERNMENTAL REGULATIONS.............................................     47
   3-16.     BENEFIT OF CONDITIONS PRECEDENT....................................................................     47

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:..................................................     47

   4-1.  PAYMENT AND PERFORMANCE OF LIABILITIES.................................................................     47
   4-2.  DUE ORGANIZATION.  AUTHORIZATION.  NO CONFLICTS........................................................     48
   4-3.  TRADE NAMES............................................................................................     49
   4-4.  INTELLECTUAL PROPERTY..................................................................................     49
   4-5.  LOCATIONS..............................................................................................     50
   4-6.  TITLE TO ASSETS........................................................................................     51

   4-7.  INDEBTEDNESS...........................................................................................     51
   4-8.  INSURANCE..............................................................................................     52
   4-9.  LICENSES...............................................................................................     53
   4-10.     LEASES.............................................................................................     53
   4-11.     REQUIREMENTS OF LAW................................................................................     54
   4-12.     LABOR RELATIONS....................................................................................     54
   4-13.     MAINTAIN PROPERTIES................................................................................     55
   4-14.     TAXES..............................................................................................     56
   4-15.     NO MARGIN STOCK....................................................................................     56
   4-16.     ERISA..............................................................................................     57
   4-17.     HAZARDOUS MATERIALS................................................................................     58
   4-18.     LITIGATION.........................................................................................     58
   4-19.     DIVIDENDS. INVESTMENTS. CORPORATE ACTION...........................................................     58
   4-20.     LOANS..............................................................................................     60
   4-21.     PROTECTION OF ASSETS...............................................................................     60
   4-22.     LINE OF BUSINESS...................................................................................     61
   4-23.     AFFILIATE TRANSACTIONS.............................................................................     61
   4-24.     FURTHER ASSURANCES.................................................................................     61
   4-25.     ADEQUACY OF DISCLOSURE.............................................................................     61
   4-26.     NO RESTRICTIONS ON LIABILITIES.....................................................................     62
   4-27.     OTHER COVENANTS....................................................................................     62
   4-28.     SOLVENCY...........................................................................................     62
   4-29.     OTHER LIENS........................................................................................     63
   4-30.     PEMBROKE PINES, FLORIDA LOCATION...................................................................     63

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:......................................................     63

   5-1.  MAINTAIN RECORDS.......................................................................................     63
   5-2.  ACCESS TO RECORDS......................................................................................     64
   5-3.  NOTICE TO ADMINISTRATIVE AGENT.........................................................................     64
   5-4.  BORROWING BASE CERTIFICATE.............................................................................     66
   5-5.  MONTHLY REPORTS........................................................................................     67
   5-6.  QUARTERLY REPORTS......................................................................................     67
   5-7.  ANNUAL REPORTS.........................................................................................     67
   5-8.  OFFICERS' CERTIFICATES.................................................................................     68
   5-9.  ADDITIONAL FINANCIAL INFORMATION.......................................................................     68

ARTICLE 6 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:............................................................     69

   6-1.  DEPOSITORY ACCOUNTS....................................................................................     69
   6-2.  CREDIT CARD RECEIPTS...................................................................................     71
   6-3.  THE CONCENTRATION AND BLOCKED ACCOUNTS.................................................................     71
   6-4.  PROCEEDS AND COLLECTIONS...............................................................................     72
   6-5.  PAYMENT OF LIABILITIES.................................................................................     73

ARTICLE 7 - GRANT OF SECURITY INTEREST; COLLATERAL:.............................................................     74

   7-1.  GRANT OF SECURITY INTEREST.............................................................................     74
   7-2.  EXTENT AND DURATION OF SECURITY INTEREST...............................................................     75
   7-3.  PERFECTION OF COLLATERAL INTEREST......................................................................     75
   7-4.  PRESERVATION OF COLLATERAL.............................................................................     77
   7-5.  OWNERSHIP OF COLLATERAL................................................................................     77
   7-6.  DEFENSE OF ADMINISTRATIVE AGENT'S AND REVOLVING CREDIT LENDERS' INTERESTS..............................     77
   7-7.  FINANCING STATEMENTS...................................................................................     78
   7-8.  REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING LEGAL STATUS AND COLLATERAL.......................     78
   7-9.  INVENTORIES, APPRAISALS AND AUDITS.....................................................................     78
   7-10.     USE OF COLLATERAL..................................................................................     79
   7-11.     MARSHALLING........................................................................................     81

   7.12   NOTICE OF TERMINATION.................................................................................     81

ARTICLE 8 - ADMINISTRATIVE AGENT AS BORROWER'S ATTORNEY-IN-FACT:................................................     81

   8-1.  APPOINTMENT AS ATTORNEY-IN-FACT........................................................................     81
   8-2.  NO OBLIGATION TO ACT...................................................................................     82

ARTICLE 9 - EVENTS OF DEFAULT:..................................................................................     82

   9-1.  FAILURE TO PAY THE REVOLVING CREDIT....................................................................     83
   9-2.  FAILURE TO MAKE OTHER PAYMENTS.........................................................................     83
   9-3.  FAILURE TO PERFORM CERTAIN COVENANTS OR LIABILITIES....................................................     83
   9.4   FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD)................................................     83
   9-5.  MISREPRESENTATION......................................................................................     84
   9.6.  ACCELERATION OF OTHER DEBT. BREACH OF LEASE............................................................     84
   9-7.  UNINSURED CASUALTY LOSS................................................................................     84
   9-8.  ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS............................................................     84
   9-9.  BUSINESS FAILURE.......................................................................................     85
   9-10.     BANKRUPTCY.........................................................................................     85
   9-11.     INDICTMENT - FORFEITURE............................................................................     85
   9-12.     CHALLENGE TO LOAN DOCUMENTS........................................................................     85
   9-13.     CHANGE IN CONTROL..................................................................................     86

ARTICLE 10 - RIGHTS AND REMEDIES UPON DEFAULT:..................................................................     86

   10-1   ACCELERATION..........................................................................................     86
   10-2.     RIGHTS OF ENFORCEMENT..............................................................................     87
   10-3.     SALE OF COLLATERAL AFTER EVENT OF DEFAULT..........................................................     88
   10-4.     OCCUPATION OF BUSINESS LOCATION....................................................................     89
   10-5.     GRANT OF NONEXCLUSIVE LICENSE......................................................................     89
   10-6.     ASSEMBLY OF COLLATERAL.............................................................................     89
   10-7.     RIGHTS AND REMEDIES................................................................................     90

ARTICLE 11 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:.......................................................     90

   11-1.     REVOLVING CREDIT FUNDING PROCEDURES................................................................     90
   11-2.     ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:.......................................................     90
   11-3.     ORDINARY COURSE DISTRIBUTIONS......................................................................     93

ARTICLE 12 - ACCELERATION AND LIQUIDATION:......................................................................     94

   12.1   ACCELERATION NOTICES..................................................................................     94
   12.2   ACCELERATION..........................................................................................     94
   12-3.     INITIATION OF LIQUIDATION..........................................................................     94
   12-4.     ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION.................................................     94
   12-5.     ADMINISTRATIVE AGENT'S CONDUCT OF LIQUIDATION......................................................     94
   12-6.     DISTRIBUTION OF LIQUIDATION PROCEEDS...............................................................     95
   12-7.     RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION.....................................................     95

ARTICLE 13 - THE ADMINISTRATIVE AGENT:..........................................................................     96

   13-1.     APPOINTMENT OF THE ADMINISTRATIVE AGENT............................................................     96
   13-2.     RESPONSIBILITIES OF ADMINISTRATIVE AGENT; OTHER AGENTS.............................................     96
   13-3.     CONCERNING DISTRIBUTIONS BY THE ADMINISTRATIVE AGENT...............................................     97
   13-4.     DISPUTE RESOLUTION:................................................................................     98
   13-5.     DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS..........................................................     98
   13-6.     CONFIDENTIAL INFORMATION...........................................................................     99
   13-7.     RELIANCE BY ADMINISTRATIVE AGENT...................................................................     99
   13-8.     NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER REVOLVING CREDIT LENDERS............................     99
   13-9.     INDEMNIFICATION....................................................................................    100
   13-10.    RESIGNATION OF ADMINISTRATIVE AGENT................................................................    101

ARTICLE 14 - ACTION BY ADMINISTRATIVE AGENT - CONSENTS - AMENDMENTS - WAIVERS:..................................    101

   14-1.     ADMINISTRATION OF CREDIT FACILITIES................................................................    101
   14-2.     ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS..............................................    102
   14-3.     ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT.................................................    102
   14-4.     ACTIONS REQUIRING ISSUER CONSENT...................................................................    104
   14-5.     ACTIONS REQUIRING ADMINISTRATIVE AGENT'S CONSENT...................................................    104
   14-6.     MISCELLANEOUS ACTIONS..............................................................................    104
   14-7.     ACTIONS REQUIRING LEAD BORROWER'S CONSENT..........................................................    104
   14-8.     NONCONSENTING REVOLVING CREDIT LENDER..............................................................    105

ARTICLE 15 - ASSIGNMENTS BY REVOLVING CREDIT LENDERS:...........................................................    106

   15-1.     ASSIGNMENTS AND ASSUMPTIONS........................................................................    106
   15-2.     ASSIGNMENT PROCEDURES..............................................................................    107
   15-3.     EFFECT OF ASSIGNMENT...............................................................................    108

ARTICLE 16 - NOTICES:...........................................................................................    108

   16-1.     NOTICE ADDRESSES...................................................................................    108
   16-2.     NOTICE GIVEN.......................................................................................    109

ARTICLE 17 - TERM:..............................................................................................    110

   17-1.     TERMINATION OF REVOLVING CREDIT....................................................................    110
   17-2.     ACTIONS ON TERMINATION.............................................................................    110

ARTICLE 18 - GENERAL:...........................................................................................    111

   18-1.     PROTECTION OF COLLATERAL...........................................................................    111
   18-2.     PUBLICITY..........................................................................................    111
   18-3.     SUCCESSORS AND ASSIGNS.............................................................................    111
   18-4.     SEVERABILITY.......................................................................................    111
   18-5.     AMENDMENTS. COURSE OF DEALING......................................................................    111
   18-6.     POWER OF ATTORNEY..................................................................................    112
   18-7.     APPLICATION OF PROCEEDS............................................................................    112
   18-8.     INCREASED COSTS....................................................................................    112
   18-9.     COSTS AND EXPENSES OF THE ADMINISTRATIVE AGENT.....................................................    113
   18-10.    COPIES AND FACSIMILES..............................................................................    114
   18-11.    MASSACHUSETTS LAW..................................................................................    114
   18-12.    CONSENT TO JURISDICTION............................................................................    114
   18-13.    INDEMNIFICATION....................................................................................    115
   18-14.    RULES OF CONSTRUCTION..............................................................................    115
   18-15.    INTENT.............................................................................................    116
   18-16.    PARTICIPATIONS:....................................................................................    117
   18-17.    RIGHT OF SET-OFF...................................................................................    117
   18-18.    PLEDGES TO FEDERAL RESERVE BANKS...................................................................    117
   18-19.    MAXIMUM INTEREST RATE..............................................................................    118
   18-20.    WAIVERS............................................................................................    118
   18-21     ADDITIONAL WAIVERS.................................................................................    119
   18-22.    CONFIDENTIALITY....................................................................................    120

                                    EXHIBITS

1-1      Realty Sales; Leases with respect to landlord liens
2-5      Notice of Borrowing/Conversion
2-8      Revolving Credit Note
2-20     Revolving Credit Lenders' Commitments
3-3      Additional Documents
4-2      Corporate Information
4-3      Trade Names
4-6      Encumbrances; Unrestricted trusts
4-7      Indebtedness
4-8      Insurance Policies
4-12     Collective Bargaining Agreements/Labor Relations
4-14     Taxes
4-18     Litigation
4-19     Existing Investments
4-19(f)  Joinder Agreement
4-23     Affiliate Transactions
5-4      Borrowing Base Certificate
5-5      Financial Reporting Requirements
5-8      Officer's Compliance Certificate
6-1      DDA's
6-2      Credit Card Arrangements
6-3      Blocked Account Banks
15-2     Assignment / Acceptance

================================================================================

                           LOAN AND SECURITY AGREEMENT

================================================================================

                                                                  March 31, 2004

THIS AGREEMENT is made between

         Fleet Retail Group, Inc. (in such capacity, herein the "ADMINISTRATIVE AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "REVOLVING CREDIT LENDERS", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of
Section 2-20, below;

         and

         The Revolving Credit Lenders (as of the Closing Date, the only Revolving Credit Lender is Fleet Retail Group, Inc.);

         Fleet National Bank ("FLEET"), a bank organized under the laws of the United States of America, having an office at 100 Federal Street, Boston, Massachusetts 02210;

and

         Claire's Stores, Inc. (in such capacity, the "LEAD BORROWER"), a Florida corporation with its principal executive offices at 3 Southwest 129th Avenue, Pembroke Pines, Florida 33027, as agent for the following (individually, a "BORROWER" and collectively, the "BORROWERS"): BMS Distributing Corp., a Delaware corporation, Claire's Boutiques, Inc., a Delaware corporation, CBI Distributing Corp., a Delaware corporation, and Claire's Puerto Rico Corp., a Delaware corporation, in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - DEFINITIONS:

As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

"ACCOUNT DEBTOR":                 Has the meaning given that term in the UCC.

"ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance): for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of and/or arising out of the use of a credit or charge card or information contained on or used with that card, and also all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

"ACH": Automated clearing house.

"ACQUISITION": The purchase or acquisition of all or substantially all of the assets of, or a division of, any Person, the purchase of a controlling equity interest in any Person, or the merger or consolidation of any Person with any other Person, in any transaction or group of transactions which are part of a common plan.

"ADJUSTED EXCESS LIQUIDITY": At any date of determination, the sum of (i) Availability on such date plus (ii) Cash and Cash Equivalents on such date.

"ADMINISTRATIVE AGENT": Is referred to in the Preamble.

" ADMINISTRATIVE AGENT'S COVER": Defined in Section 11-2(c)(i).

"ADMINISTRATIVE AGENT'S FEE": Is defined in Section 2-13.

"ADMINISTRATIVE AGENT'S RIGHTS AND REMEDIES": Is defined in Section 10-7.

"AFFILIATE": For purposes of this Agreement and the other Loan Documents only and for no other purpose, the following: With respect to any specified Person, any other Person that (i) holds, directly or indirectly, ten percent (10%) or more of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) has, directly or indirectly, the power, under ordinary circumstances, to elect a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) directly or indirectly controls or is controlled by, or is under common control with, the Person specified, whether through a management agreement, voting agreement, other contract or otherwise. Notwithstanding the foregoing, an institutional investor in the Lead Borrower shall not be considered an Affiliate solely by reason of its ownership of ten percent (10%) or more of the equity interests identified in clause (i) above.

"AGREEMENT": This Loan and Security Agreement, as such may hereafter be modified, amended, restated, or supplemented from time to time.

"APPLICABLE LAW": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person.

"APPLICABLE MARGIN": The rates for Base Margin Loans and Libor Loans based upon the following criteria:

                                                   BASE MARGIN APPLICABLE
            LEVEL      ADJUSTED EXCESS LIQUIDITY           MARGIN               LIBOR APPLICABLE MARGIN
-------------------------------------------------------------------------------------------------------
1                     Greater than $150,000,000    0%                           0.75%
-------------------------------------------------------------------------------------------------------
2                     Less than or equal to        0%                           0.875%
                      $150,000,000, but greater
                      than $100,000,000
-------------------------------------------------------------------------------------------------------
3                     Less than or equal to        0%                           1.00%
                      $100,000,000, but greater
                      than $75,000,000
-------------------------------------------------------------------------------------------------------
4                     Less than or equal to        0%                           1.25%
                      $75,000,000, but greater
                      than or equal to
                      $50,000,000
-------------------------------------------------------------------------------------------------------
5                     Less than $50,000,000        0%                           1.50%

         The Applicable Margin shall initially be set based upon Adjusted Excess Liquidity on the Closing Date (after giving effect to any Revolving Credit Loans to be made or L/Cs issued on the Closing Date) and shall be adjusted quarterly as of the first day of each fiscal quarter, commencing May 3, 2004, based upon the Adjusted Excess Liquidity at the end of the most recently completed fiscal quarter. During the existence of an Event of Default, interest shall accrue at the rate set forth in Section 2-10(f).

"APPRAISED INVENTORY LIQUIDATION VALUE": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) that percentage, determined from the then most recent appraisal of the Borrowers' Inventory undertaken at the request of the Administrative Agent by an independent appraiser reasonably acceptable to the Lead Borrower, to reflect the appraiser's estimate of the net recovery on the Borrowers' Inventory in the event of an in-store liquidation of that Inventory. As of the Closing Date, the percentage referred to in clause (b) of this definition is equal to 118%.

"ASSIGNING REVOLVING CREDIT LENDER": Defined in Section 15-1(a).

"ASSIGNMENT AND ACCEPTANCE": Defined in Section 15-2.

"AVAILABILITY": The lesser of (a) or (b), where:

                  (a) is the result of

                           (i)      The Revolving Credit Ceiling

                                            Minus

                           (ii)     The aggregate unpaid balance of the Loan
                                    Account

                                            Minus

                           (iii) The aggregate undrawn Stated Amount of all then outstanding L/Cs.

and

                  (b) is the result of

                           (i)      The Borrowing Base (it being acknowledged
that if Inventory Reserves are deducted in determining the Borrowing Base, they will not be deducted again pursuant to clause (iv) below)

                                            Minus

                           (ii)     The aggregate unpaid balance of the Loan
                                    Account

                                            Minus

                           (iii) The aggregate undrawn Stated Amount of all then outstanding L/Cs.

                                            Minus

                           (iv) The aggregate of the Availability Reserves and the Inventory Reserves.

"AVAILABILITY RESERVES": As of the Closing Date, the aggregate amount of availability reserves imposed based on the following matters listed in clauses
(i) through (iv) below (the "Initial Reserve Categories") (equal to $5,652,000 on the Closing Date) and thereafter, in addition to availability reserves based on such Initial Reserve Categories (as such reserves under clauses (ii), (iii) and (iv) below may be adjusted higher or lower in amount), at any time that a Reserve Event has occurred or exists, such other categories of availability reserves as the Administrative Agent from time to time determines in the Administrative Agent's discretion, exercised in a commercially reasonable manner (after consultation with the Lead Borrower (whose consent to any Availability Reserve shall not be required)) as being appropriate to reflect the impediments to the Administrative Agent's ability to realize upon the Collateral, but only to the extent not already considered in calculating Availability. Availability Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices with other similarly situated borrowers.

                  (i) as of the Closing Date, $2,000,000, and thereafter at any time that a Reserve Event has occurred or exists, the amount determined by the Administrative Agent, acting in a commercially reasonable manner, based on an amount equal to two months base rent for all leases in Landlord's Lien States, except that no such Reserve shall be established for locations for which the Borrowers have obtained a landlord's waiver reasonably acceptable in form and substance to the Administrative Agent), plus (b) two months base rent for any warehouses utilized by any Borrower (except no such Reserve shall be established for warehouses for which the Borrowers have obtained a warehouseman's waiver reasonably acceptable in form and substance to the Administrative Agent), plus (c) all past due rent and warehouse charges for any of the Borrowers' locations, wherever located.

                  (ii) an amount equal to 50% of outstanding Customer Credit Liabilities.

                  (iii) Past due taxes and other governmental charges, including, ad valorem, personal property, and other taxes which have priority over the Collateral Interests of the Administrative Agent in the Collateral.

                  (iv) Payables more than forty-five (45) days beyond normal terms with respect to which the Borrowers have no defense for non-payment.

                  (v) as of the Closing Date, $500,000.00, which amount reflects a reserve for the rental obligations owing to the landlords under the leases described on and each with the respective lease term as set forth on
                           EXHIBIT 1-1, provided that (i) should the rental obligations set forth on EXHIBIT 1-1 be increased after the Closing Date, the Administrative Agent shall have the right to increase such amount by a corresponding amount, and (ii) should the security interests granted to such landlords pursuant to the leases described on EXHIBIT 1-1 and the corresponding UCC financing statements be amended to the reasonable satisfaction of the Administrative Agent or terminated after the Closing Date, the Administrative Agent shall ratably decrease such amount.

"BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

"BASE": For any day, (a) the Prime Rate announced from time to time by Fleet National Bank (or any successor in interest to Fleet National Bank) as its "Prime Rate" or (b) if no such Prime Rate is announced by Fleet National Bank, the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%) per annum. The "Prime Rate" is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the Prime Rate due to a change in Fleet National Bank's Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet National Bank's Prime Rate or the Federal Funds Effective Rate, respectively.

"BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

"BASE MARGIN RATE": The aggregate of Base plus the Applicable Margin for Base Margin Loans.

"BLOCKED ACCOUNT": (i) Any DDA into which the contents of any other DDA, or any cash receipts or collections of the Borrowers, are transferred which is the subject of a Blocked Account Agreement and (ii) any securities account or commodities account which is the subject of a Blocked Account Agreement. As of the Closing Date, the only Blocked Accounts are listed and designated as such on
EXHIBIT 6-1, including the Primary Blocked Account.

"BLOCKED ACCOUNT AGREEMENT": An Agreement, in form satisfactory to the Administrative Agent, which Agreement recognizes the Administrative Agent's Collateral Interest in the contents of the Blocked Account which is the subject of such Agreement and agrees that, after and during the continuance of a Cash Control Event, such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Administrative Agent.

"BORROWER" AND "BORROWERS": Is defined in the Preamble. Additional Subsidiaries of the Lead Borrower may become a Borrower hereunder from time to time in accordance with the terms of this Agreement.

"BORROWING BASE": The aggregate of the following:

         The lesser of (a) the Cost of Eligible Inventory multiplied by the Inventory Advance Rate or (b) 80% of the Appraised Inventory Liquidation Value, provided that any reduction in the amounts available to be borrowed under this paragraph as a result of a change in the Appraised Inventory Liquidation Value shall not take place until five (5) days after the date that the Lead Borrower is advised by the Administrative Agent of such change in the Appraised Inventory Liquidation Value.

"BORROWING BASE CERTIFICATE": Is defined in Section 5-4.

"BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts, and when involving any DDA or Blocked Account, the office of the financial institution at which that DDA or Blocked Account, as the case may be, is maintained, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

"CAPITAL EVENT": Except for such events which individually or in the aggregate in a series of related transactions are for an amount not in excess of $5,000,000, the issuance by any Borrower on or after the Closing Date (a) of Indebtedness for borrowed money in an underwritten public offering or private placement with institutional investors or (b) of any equity interest for cash, excluding any sale or issuance to management, employees or directors pursuant to stock option or similar plans of proceeds received from and after the Closing Date. Nothing contained in this definition or in any provision relating to Capital Events shall permit or be deemed to permit the Borrowers to effectuate a Capital Event which is otherwise prohibited hereunder.

"CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

"CAPITAL LEASE": Any lease which is, or is required to be, capitalized by the Borrowers in accordance with GAAP.

"CASH AND CASH EQUIVALENTS": As of any date of determination, the sum of (a) the aggregate amount of unrestricted cash (including, in any event, up to $5,000,000 maintained in Unrestricted Trusts) of the Borrowers and their respective Subsidiaries (on a Consolidated basis), and (b) the aggregate Permitted Investments of the Borrowers and their respective Subsidiaries (on a Consolidated basis) listed in clauses (a) through (i) of that definition (valued at the lesser of par value or fair market value). As used in this definition, "unrestricted" means the specified asset is not subject to any Encumbrances in favor of any Person other than the Lenders. Notwithstanding anything contained herein to the contrary, the term Cash and Cash Equivalents shall not include the Revolving Credit Commitments of the Lenders to make Revolving Credit Loans under this Agreement.

"CASH CONTROL EVENT": Either (a) the occurrence and continuance of any Event of Default (other than (i) a Specified Event of Default, unless the Agent and the Lenders have commenced any enforcement action or are otherwise exercising remedies against the Borrowers with respect to such Specified Event of Default, or (ii) an Excess Liquidity Default for which a Hold Period is in effect) and such Event of Default has not been waived in writing by the required Lenders, or
(b) Excess Liquidity at any time is less than $10,000,000 for at least three (3) consecutive Business Days. For purposes hereof, the occurrence of a Cash Control Event under clause (b) hereof shall be deemed continuing notwithstanding that Excess Liquidity may thereafter exceed the amounts set forth in such clause unless and until Excess Liquidity exceeds such amounts for thirty (30) consecutive days, in which case a Cash Control Event shall no longer be deemed to be continuing for purposes hereof; provided that a Cash Control Event under clause (b) hereof shall be deemed continuing for six (6) months (even if Excess Liquidity exceeds the required amounts for thirty (30) consecutive days) if a Cash Control Event has occurred and been discontinued on two occasions in any twelve month period.

"CHANGE IN CONTROL": The occurrence of any of the following:

         (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of shares of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to cast 40% or more of the vote for the election of directors of the Lead Borrower, provided that such 40% shall be increased to 49% solely for the Family Individuals (as such term is defined in part (d) of EXHIBIT 4-2).

         (b) More than half of the persons who were directors of the Lead Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease to be directors of the Lead Borrower, and their respective replacements are not nominated or appointed by a majority of the Persons who were directors on the first day of such twelve (12) consecutive calendar months or who were nominated or appointed by directors so nominated or appointed.

         (c) Any failure of the Lead Borrower to own, directly or indirectly, beneficially and of record, 100% of the capital stock of all other Borrowers, except as expressly permitted pursuant to Section 4-19.

"CHATTEL PAPER": Has the meaning given that term in the UCC.

"CHICAGO DISTRIBUTION CENTER": The distribution center of the Borrowers located at 2400 West Central Road, Hoffman Estates, Chicago, Illinois 60195.

 "CLOSING DATE": The date upon which the conditions precedent set forth in
Article 3 hereof have been satisfied or waived.

"COLLATERAL": Is defined in Section 7-1.

"COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

"COMMERCIAL TORT CLAIMS": Has the meaning given that term in the UCC.

"CONCENTRATION ACCOUNT": Is defined in Section 6-3.

"CONSENT": Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Revolving Credit Lender's giving the Administrative Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Administrative Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

"CONSOLIDATED": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Lead Borrower and its Subsidiaries.

"COST": The lower of (a) or (b), where:

         (a) is the calculated cost of purchases, based upon the Borrowers' accounting practices in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Borrowers; the Borrowers' purchase journal; or the Borrowers' perpetual inventory system.

         (b) is, without duplication of any Inventory Reserves for markdowns, the lowest ticketed or promoted price at which the subject Inventory is offered to the public by the Borrowers, after all mark-downs (whether or not such price is then reflected on the Borrowers' accounting system).

         "Cost" does not include inventory capitalization costs or other non-purchase price charges (other than freight) used in the Borrowers' calculation of cost of goods sold.

"COSTS OF COLLECTION": Includes, without limitation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by the Administrative Agent's attorneys, and all out-of-pocket costs incurred by the Administrative Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, costs and expenses associated with travel on behalf of the Administrative Agent, where such costs and expenses are directly or indirectly related to or in respect of the Administrative Agent's administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Administrative Agent's Rights and Remedies and/or any of the rights and remedies of the Administrative Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate.

"CUSTOMER CREDIT LIABILITY": .Gift certificates, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Borrower to its retail customers and prospective customers.

"DDA": Any checking or other demand daily depository account maintained by any Borrower in which proceeds of the Borrowers' Inventory and Accounts are deposited.

"DEFAULT": Any occurrence, circumstance, or state of facts with respect to a Borrower which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured (with such cure having been accepted) or waived in writing within any applicable grace period.

"DELINQUENT REVOLVING CREDIT LENDER": Defined in Section 11-2(c).

"DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

"DOCUMENTARY L/CS": L/Cs issued pursuant to this Agreement to support any Borrower's purchases in the ordinary course of business of Inventory for use in its business (as permitted by Section 4-22), the drawing under which requires the delivery of bills of lading, airway bills or other similar types of documents of title.

"DOCUMENTS": Has the meaning given that term in the UCC.

"EBITDA": For any period, an amount equal to Consolidated net income of the Lead Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, plus the following to the extent deducted in computing such Consolidated net income for such period:
(i) Interest Charges for such period, (ii) taxes on income for such period,
(iii) depreciation for such period, and (iv) amortization for such period. Notwithstanding the foregoing, for purposes of determining EBITDA, the Lead Borrower and its Subsidiaries shall not be required to deduct retirement compensation accrued for or made to the Chairman Emeritus of the Lead Borrower in the two fiscal quarters ending on or before May 1, 2004, provided such retirement payments not deducted from EBITDA do not exceed $10,000,000 in the aggregate.

"ELIGIBLE ASSIGNEE": A bank, insurance company, finance company or other financial institution or fund engaged in the business of making or investing in commercial loans in the ordinary course of its business having a combined capital and surplus in excess of $500,000,000 or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities.

"ELIGIBLE IN-TRANSIT INVENTORY": Without duplication of other Eligible Inventory, Inventory (a) which has been shipped from a foreign location for receipt by the Borrower within sixty (60) days of the date of determination, but which has not yet been delivered to a Borrower, (b) for which title has passed to a Borrower (and such title is not subject to reversion) and there are no claims (other than for payment under normal terms not yet due) of the sellers of such Inventory against the applicable Borrower, and (c) which otherwise would constitute Eligible Inventory.

"ELIGIBLE INVENTORY": Inventory which is Eligible In-Transit Inventory or which are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its discretion, exercised in a commercially reasonable manner, to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, none of the following shall be deemed to be Eligible Inventory:

                  (a) Inventory that is not owned solely by the Borrowers, or is leased or on consignment (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts) or the Borrowers do not have good and valid title thereto;

                  (b) Inventory (including any portion thereof in transit from vendors, other than Eligible In-Transit Inventory) that is not located at a warehouse facility used by a Borrower in the ordinary course (and for which the Administrative Agent has received a satisfactory warehouseman waiver), at a property that is owned or leased by a Borrower or in transit between any property, including distribution centers, warehouses and stores owned, leased or used by a Borrower;

                  (c) Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Loan Documents, or (iii) goods to be returned to the vendor;

                  (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof) other than Eligible In-Transit Inventory;

                  (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Administrative Agent for the benefit of the Lenders, except to the extent that such Inventory is subject to Permitted Encumbrances;

                  (f) Inventory which consists of salesman's samples, labels, bags, packaging, installation inventory, and other similar non-merchandise categories;

                  (g) Inventory as to which insurance in compliance with the provisions of Section 4-8 hereof is not in effect; and

                  (h) Inventory which is acquired in a Permitted Acquisition unless and until the Administrative Agent has completed an appraisal of such Inventory, established an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agreed that such Inventory shall be deemed Eligible Inventory.

"EMPLOYEE BENEFIT PLAN": As defined in ERISA.

"ENCUMBRANCE": Each of the following:

         (a) A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

"END DATE": The date upon which both (a) all Liabilities (excluding any contingent Liabilities not then due and payable) have been paid in full and (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

"ENVIRONMENTAL LAWS": All of the following:

         (a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

         (b) The common law relating to damage to Persons or property from Hazardous Materials.

"EQUIPMENT": Has the meaning given that term in the UCC.

"ERISA": The Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE": Any Person which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

"EVENTS OF DEFAULT": Is defined in Article 9.

"EXCESS LIQUIDITY": At any date of determination, the sum of (i) Availability on such date plus (ii) Cash and Cash Equivalents maintained in a Blocked Account subject to a Blocked Account Agreement in favor of the Administrative Agent on such date.

"EXCLUDED REAL ESTATE": Is defined in Section 4-5.

"EXEMPT DDA": A depository account maintained by any Borrower, the only contents of which are (i) for petty cash purposes (and maintaining a balance not in excess of $15,000 at any time); (ii) for payroll; and (iii) individual store level receipts to the extent that the balances maintained therein are transferred or swept daily to a corporate level concentration account (and then to the Primary Blocked Account) or to the Primary Blocked Account.

"FEDERAL FUNDS EFFECTIVE RATE". For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal fund brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

"FEE LETTER": That letter dated March 31, 2004 and styled "Fee Letter" between the Lead Borrower and the Administrative Agent, as amended and supplemented as of the date hereof, and as such letter may from time to time hereafter be amended.

"FISCAL": When followed by "month" or "quarter", the relevant fiscal period based on the Borrowers' fiscal year and accounting conventions.

"FLEET": Is defined in the Preamble hereto.

"FOREIGN LENDER": Any Revolving Credit Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

"FRG": Fleet Retail Group, Inc.

"GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

"GENERAL INTANGIBLES": Has the meaning given that term in the UCC.

"GOODS": Has the meaning given that term in the UCC.

"HAZARDOUS MATERIALS": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

"HEDGE AGREEMENTS": All obligations of any Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

"INCREASED REPORTING EVENT": ..Either (a) the occurrence and continuance of any Event of Default, or (b) Excess Liquidity at any time is less than $10,000,000 for three (3) or more Business Days. For purposes hereof, the occurrence of an Increased Reporting Event under clause (b) above shall be deemed continuing notwithstanding that Excess Liquidity may thereafter exceed the amounts set forth in the preceding sentence unless and until Excess Liquidity exceeds such amounts for thirty (30) consecutive days, in which case a Increased Reporting Event shall no longer be deemed to be continuing for purposes hereof.

"INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

         (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

         (b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

         (c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

         (d)      On account of deposits or advances.

         (e)      As lessee under Capital Leases.

         (f)      On account of Hedge Agreements.

         (g)      In connection with any sale and leaseback transaction.

                  "Indebtedness" also includes:

         (1) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

         (2) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

         (3) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         Indebtedness and obligations of or assumed by any Subsidiary of the Lead Borrower that is not a Borrower, including Claire's Nippon, Ltd., shall not constitute Indebtedness for purposes of this Agreement except to the extent that any Borrower is directly or indirectly liable for the payment for all or any portion thereof, whether as a guarantor, by contract, by operation of law or otherwise.

"INDEMNIFIED PERSON": Is defined in Section 18-13.

"INFORMATION": Is defined in Section 18-22.

"INSTRUMENTS": Has the meaning given that term in the UCC.

"INTEREST CHARGES" For any period, means, without duplication, all interest, both expensed and capitalized, and all amortization of debt discount and expense (including commitment fees, L/C fees, balance deficiency fees and similar expenses) on any particular Indebtedness (including outstanding L/C's) for which such calculations are being made, all as determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

"INTEREST PAYMENT DATE": With reference to:

         Each Libor Loan: The last day of the Interest Period relating thereto (provided that if the Interest Period is six months in length, the Interest Payment Date shall be the last day of the third month of such Interest Period and the last day of the Interest Period); the Termination Date; and the End Date.

         Each Base Margin Loan: The first day of each month; the Termination Date; and the End Date.

"INTEREST PERIOD": The following:

         (a) With respect to each Libor Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending seven days, or one, two, three, or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2-5) to the Administrative Agent

         (b)      With respect to each Base Margin Loan: Subject to Subsection
(c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Lead Borrower may elect by notice (pursuant to Section 2-5) to the Administrative Agent, or
(ii) on which the subject Base Margin Loan is paid by the Borrowers.

         (c) The setting of Interest Periods is in all instances subject to the following:

                  (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                  (ii) Any Interest Period for a Libor Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                  (iii) Subject to Subsection (iv) below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                  (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (v) The number of Interest Periods in effect at any one time is subject to Section 2-10(d) hereof.

"INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Inventory in transit; (b) Inventory which is returned, repossessed or rejected; (c) packaging, advertising, and shipping materials related to any of the foregoing; and (d) Documents which represent any of the foregoing.

"INVENTORY ADVANCE RATE": 94%.

"INVENTORY RESERVES": As of the Closing Date, an aggregate amount equal to $0. At any time after the Closing Date during which a Reserve Event has occurred or exists, such inventory reserves as may be established from time to time by the Administrative Agent, without duplication and only to the extent not already deducted in determining Eligible Inventory, in the Administrative Agent's discretion, acting in a commercially reasonable manner (after consultation with the Lead Borrower (whose consent to any Inventory Reserve shall not be required)) with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory, which Reserves may be established with respect to the following matters listed in clauses (i) through (ix) below. Inventory Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent's practices with other similarly situated borrowers.

                  (i) Obsolescence (based upon Inventory on hand beyond a given number of days).

                  (ii)     Seasonality.

                  (iii)    Shrinkage.

                  (iv)     Imbalance.

                  (v) Change in Inventory character except as permitted pursuant to Section 4-22 hereof.

                  (vi)     Change in Inventory composition.

                  (vii)    Change in Inventory mix.

                  (viii)   Markdowns (both permanent and point of sale).

                  (ix) Retail markons and markups inconsistent with prior period practice and performance; or advertising calendar and planned advertising events.

"INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

"ISSUER": The Issuer shall be Fleet.

"L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

"LANDLORD'S LIEN STATES": Collectively, Pennsylvania, Washington, Virginia, Arizona, Georgia, New Jersey, Oregon, Texas, Utah, and with respect to stores opened after June 29, 2001, Alabama and Florida, and each other state, if any, in which Applicable Law grants a landlord a priority lien for amounts due or to become due under a Lease after the date hereof.

"LEAD BORROWER": Is defined in the Preamble hereto.

"LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which a Borrower is entitled to the use or occupancy of any space.

"LENDERS' SPECIAL COUNSEL": Up to two legal counsel (one representing the Agent and, if required, one representing the Lenders), plus any local legal counsel deemed necessary by the Agent or the Lenders to deal with local legal matters, selected by the Agent or the Lenders to represent their interests in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this Agreement or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

"LETTER-OF-CREDIT RIGHT": Has the meaning given that term in the UCC and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"LIABILITIES": Collectively, the following:

         (a) All and each of the following, whether now existing or hereafter arising, under this Agreement or under any of the other Loan
Documents:

                  (i) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to the Administrative Agent or any Revolving Credit Lender, each of every kind, nature, and description, including under Hedge Agreements.

                  (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to the Administrative Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Administrative Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Administrative Agent or any Revolving Credit Lender may hold against any Borrower.

                  (iii) All notes and other obligations of each Borrower now or hereafter assigned to or held by the Administrative Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                  (iv) All interest, fees, and charges and other amounts which may be charged by the Administrative Agent or any Revolving Credit Lender to any Borrower and/or which may be due from any Borrower to the Administrative Agent or any Revolving Credit Lender from time to time.

                  (v) All reasonable costs and expenses incurred or paid by the Administrative Agent or any Revolving Credit Lender in respect of any agreement between any Borrower and the Administrative Agent or any Revolving Credit Lender or instrument furnished by any Borrower to the Administrative Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, reasonable attorneys' fees, and all reasonable court and litigation costs and expenses).

                  (vi) Any and all covenants of each Borrower to or with the Administrative Agent or any Revolving Credit Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and the Administrative Agent or any Revolving Credit Lender or instrument furnished by that Borrower to the Administrative Agent or any Revolving Credit Lender.

                  (vii) Each of the foregoing as if each reference to the "the Administrative Agent or any Revolving Credit Lender" were to each Affiliate of the Administrative Agent.

         (b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to the Administrative Agent or any Affiliate of the Administrative Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/Cs.

"LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal market in Libor funds in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

"LIBOR LOAN": Any Revolving Credit Loan which bears interest at a Libor Rate.

"LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits in U.S. Dollars are offered to Fleet National Bank, by first-class banks in the Libor market in which Fleet National Bank participates at or about 10:00 AM (Boston Time) two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

"LIBOR RATE": That per annum rate which is the aggregate of the Libor Offer Rate plus the Applicable Margin for Libor Loans, except that, in the event that the Administrative Agent determines that any Revolving Credit Lender may be subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such Libor Loans), and with respect to all Libor Loans thereafter made, an interest rate per annum equal the sum of (a) plus (b), where:

                           (a) is the decimal equivalent of the following
fraction:

                                Libor Offer Rate
                           1 minus Reserve Percentage

                           (b) is the Applicable Margin for Libor Loans.

"LIQUIDATION": The exercise, by the Administrative Agent, of those rights accorded to the Administrative Agent under the Loan Documents as a creditor of the Borrowers during the existence of an Event of Default looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

"LOAN ACCOUNT": Is defined in Section 2-7.

"LOAN DOCUMENTS": This Agreement, the Pledge Agreement, each instrument and document executed and/or delivered as contemplated by Article 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative Agent or any Affiliate of the Administrative Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Administrative Agent or any Affiliate of the Administrative Agent, as each may be amended from time to time.

"MAJORITY LENDERS": Prior to termination of the Revolving Credit Commitments, Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding more than 50% of the Revolving Credit Commitments (other than any Revolving Credit Commitments held by Delinquent Revolving Credit Lenders). After termination of the Revolving Credit Commitments, Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding more than 50% of the Liabilities (other than any Liabilities held by Delinquent Revolving Credit Lenders).

"MATERIAL SUBSIDIARIES": Collectively, (i) BMS Distributing Corp., a Delaware corporation, (ii) CBI Distributing Corp., a Delaware corporation, (iii) Claire's Boutiques, Inc., a Delaware corporation, and (iv) each other direct and indirect domestic Subsidiary of the Lead Borrower which has assets in excess of $5,000,000 and/or has revenue in excess of $10,000,000 in any fiscal year (excluding intercompany revenue and assets, in each case as determined in accordance with GAAP) or is otherwise a domestic Subsidiary which holds title to or has possession of Inventory, Accounts (excluding intercompany Accounts) or Collateral (excluding intercompany Accounts) or is utilized in the distribution of Inventory, Accounts (excluding intercompany Accounts) or Collateral (excluding intercompany Accounts), provided that any such Subsidiary that has Inventory or Accounts (excluding intercompany Accounts) having an aggregate value not in excess of $1,000,000 shall not constitute a Material Subsidiary until such time as the aggregate value of the assets (excluding intercompany Accounts) of such non-Material Subsidiaries exceeds $10,000,000 (at which point the Administrative Agent may deem one or more of such Subsidiaries to be Material Subsidiaries for purposes hereof so that the aggregate value of assets (excluding intercompany Accounts) of non-Material Subsidiaries does not exceed $10,000,000).

"MATURITY DATE": March 31, 2009.

"NEW YORK APARTMENT": The apartment owned by the Lead Borrower in Manhattan, New York.

"NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Administrative Agent to own or manage any Post Foreclosure Asset.

"NOTICE OF ACCELERATION": Written notice as follows:

         (a) From the Administrative Agent to the Revolving Credit Lenders, as provided in Section 12-1(a).

         (b) From the Majority Lenders to the Administrative Agent, as provided in Section 12-1(b).

"OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

"PARTICIPANT": Is defined in Section 18-16, hereof.

"PAYMENT INTANGIBLE": Has the meaning given that term in the UCC and also refers to any General Intangible under which the Account Debtor's primary obligation is a monetary obligation.

"PERMISSIBLE OVERLOANS": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Permissible OverLoans, such Revolving Credit Loans do not aggregate more than ten percent (10%) of the aggregate of the Borrowing Base; (c) the Permissible Overloans shall not remain outstanding for more than thirty (30) consecutive days, and (d) such Revolving Credit Loans are made or undertaken in the Administrative Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

"PERMITTED ACQUISITIONS": An Acquisition in which each of the following conditions are satisfied:

         (i) No Default then exists or would arise from the consummation of such Acquisition.

         (ii) Such Acquisition shall have been approved by the Board of Directors of the Person (if such Person is a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law.

         (iii) At any time at which the Borrowers have made, in the most recent twelve month period (including the month in which the Acquisition is proposed to be made), more than $30,000,000 in Acquisitions (taking into account the entire purchase price of any such Acquisition, including, without limitation, cash, equity and assumed liabilities (excluding accounts payable and normal, ordinary course operating accrued liabilities)), the Lead Borrower shall have furnished the Administrative Agent with at least ten (10) days prior notice of such intended Acquisition and shall have furnished the Administrative Agent, at the request of the Administrative Agent, with a current draft of the acquisition agreement, summary of any due diligence undertaken by the Borrowers in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma financial statements for the twelve month period following such Acquisition after giving effect to such Acquisition, and such other information as the Administrative Agent may reasonably require.

         (iv) After consummation of the Acquisition, a Borrower shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any voting interests, and/or shall otherwise control the governance of the Person being acquired.

         (v) If the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in a line of business related to that of the Lead Borrower as conducted in accordance with Section 4-22 hereof (provided that, notwithstanding the provisions of Section 4-22, in connection with an Acquisition, the Lead Borrower may during the term of the Agreement make investments of up to $7,500,000 individually and in the aggregate (provided that such amount shall be $50,000,000 individually and in the aggregate (but no additional investments) so long as at the time any such investment is made after investments of $7,500,000 individually and in the aggregate have already been made, Excess Liquidity is at least $100,000,000) in Persons which are not engaged in a line of business related to that of the Lead Borrower as conducted in accordance with Section 4-22 hereof), and a Borrower shall be the surviving entity in any such merger or consolidation.

         (vi) If the Person which is the subject of such Acquisition will be maintained as a domestic Subsidiary of the Borrower and is a Material Subsidiary, such Person shall have entered into a joinder agreement (in the form of EXHIBIT 4-19(F)) pursuant to which it becomes a Borrower hereunder, to be effective upon the consummation of the Acquisition, and shall have granted a security interest in such Person's Inventory, Accounts and other property of the same nature as constitutes Collateral in order to secure the Liabilities, and shall have entered such other documents, instruments and agreements and provided such due diligence information and certificates as are required by the Administrative Agent.

         (vii) As of the date of such Acquisition, Excess Liquidity has been at least $20,000,000 for the prior thirty (30) days and Excess Liquidity is projected on a pro forma basis to be at least $20,000,000 for the thirty (30) day period immediately following the consummation of such Acquisition.

         (viii) Any Indebtedness incurred or assumed by a Borrower in connection with such Acquisition shall be in compliance with the provisions of
Section 4-7.

         Notwithstanding the foregoing, but subject in any event to the limitations set forth in clauses (v) and (vii) above and the other provisions of this Agreement, any Acquisition by a Person that is not a Borrower (or a Subsidiary that would be required to become a Borrower after giving effect to the Acquisition by virtue of becoming a Material Subsidiary), including any foreign direct or indirect Subsidiary of the Lead Borrower, shall be a Permitted Acquisition.

"PERMITTED ENCUMBRANCES": Any of the following:

         (a) Encumbrances for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP, and provided further that, no notice of tax lien has been filed with respect thereto.

         (b) Carrier's, warehousemen's, mechanics', materialmen's, repairmen's, landlord's or similar Encumbrances arising in the ordinary course of business which are not overdue or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP.

         (c) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation.

         (d) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in the ordinary course of business.

         (e) Easements, rights of way, leases, restrictions and other similar encumbrances incurred in the ordinary course of business that in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the real estate subject thereto or materially interfere with the conduct of the business of the Borrowers.

         (f) Judgment liens in respect of judgments not in excess of $3,000,000 in the aggregate so long as such liens do not attach to any Collateral.

         The inclusion of the foregoing as "Permitted Encumbrances" shall not limit or impair the right of the Administrative Agent to impose Reserves on account thereof in accordance with the provisions of this Agreement.

"PERMITTED EXISTING LITIGATION AMOUNT": In connection with the litigation disclosed in writing to the Administrative Agent pursuant to a letter from the Lead Borrower dated March 31, 2004 (the "Existing Litigation"), an amount not to exceed the amount set forth in such letter in connection with a judgment rendered or a settlement in connection with the Existing Litigation.

"PERMITTED INVESTMENTS": Each of the following:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

         (b) investments in commercial paper maturing not more than one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of not less than prime-one from Standard & Poors or A-1 from Moody's Investment Services, Inc.;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above;

         (e) marketable direct obligations issued by any U.S. corporation, state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of no lower than single A from either Standard & Poors or from Moody's Investment Services, Inc.;

         (f) auction rate preferred stocks, whether taxable, tax-exempt or DRD, issued by a domestic or foreign corporation, a domestic or foreign bank, or closed-end municipal or taxable bond fund, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of no lower than single A from either Standard & Poors or from Moody's Investment Services, Inc.;

         (g) floating rate, variable rate and auction rate bonds, whether taxable or tax-exempt, issued by municipalities, states, state agencies, political subdivision of states or any public instrumentality thereof, maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of no lower than single A from either Standard & Poors or from Moody's Investment Services, Inc.;

         (h) investments in money market funds, substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) above;

(i) investments of up to $1,000,000 in bonds issued by the State of Israel;

         (j) subject to the provisions of Section 4-19, investments in Subsidiaries that are not Borrowers as long as no Default exists or would arise therefrom and as long as, for each of the thirty (30) days prior to, and after giving effect to, the making of such investments, Excess Liquidity is at least $20,000,000.00 and Excess Liquidity is projected on a pro forma basis to be at least $20,000,000.00 for the thirty (30) day period immediately following the making of such investments (it being acknowledged that existing investments in non-Borrower Subsidiaries will not be required to be divested); and

         (k) investments in direct and indirect wholly-owned Subsidiaries that are Borrowers.

"PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

"PLEDGE AGREEMENT": The Pledge Agreement entered into by the Borrowers in favor of the Administrative Agent and the Revolving Credit Lenders, pursuant to which the equity of each Borrower (other than the Lead Borrower) is pledged.

"POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Administrative Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

"PRIMARY BLOCKED ACCOUNT": The concentration account maintained by the Lead Borrower with LaSalle Bank which is subject to the Blocked Account Agreement as of the date hereof, or such other account as the Borrower may so designate and the Administrative Agent shall approve. The Primary Blocked Account shall be deemed a Blocked Account for all purposes of this Agreement and shall be subject to a Blocked Account Agreement.

"PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section 7-1 hereof.

"REALTY SALE": Any sale, lease, conveyance, transfer, financing, or other disposition by any Borrower (including by way of merger, consolidation or a sale-leaseback transaction) in any transaction or group of transactions that are part of a common plan, of any real estate described on EXHIBIT 1-1 hereto.

"RECEIPTS": All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

"RECEIVABLES COLLATERAL": That portion of the Collateral which consists of (i) Accounts, (ii) Instruments arising from, relating to, or constituting proceeds of, the Borrowers' Accounts and Inventory, (iii) Documents relating to the Borrowers' Inventory, (iv) Payment Intangibles arising from, relating to, or constituting proceeds of, the Borrowers' Accounts and Inventory, and (v) Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment arising from, or relating to, or constituting proceeds of, the Borrowers' Accounts and Inventory.

"REGISTER": Is defined in Section 15-2(c).

"RELATED ENTITY": Any Person in which a Borrower is a partner, joint venturer, stockholder, or member or in which a Borrower holds an equity or other ownership interest, and which Person does not constitute a Subsidiary of any Borrower.

"REQUIREMENTS OF LAW": As to any Person:

         (a)      Applicable Law.

         (b)      That Person's organizational documents.

         (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

"RESERVE EVENT": Any of the following: (i) a Cash Control Event, (ii) for any 12 consecutive months, EBITDA, as evidenced by a monthly compliance certificate (as required by Section 5-5(b)) of the Lead Borrower satisfactory to the Administrative Agent, is less than $100,000,000, or (iii) the outstanding Revolving Credit Loans and L/Cs at any time exceed 80% of the Appraised Inventory Liquidation Value.

"RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Revolving Credit Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Revolving Credit Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

"RESERVES": The following: Availability Reserves and Inventory Reserves. Notwithstanding any provisions of this Agreement to the contrary, (a) the imposition of a new Reserve or a change to a then existing Reserve may be made only with not less than ten (10) Business Days prior notice to the Lead Borrower and only as permitted for Availability Reserves and Inventory Reserves, except that an increase or decrease in the amount of a then existing Reserve, which increase or decrease is calculated in accordance with the same methodology as was utilized to establish the existing Reserve and merely reflects the results of mathematical computations of the items already in the category to which such Reserve applies (such as a change in the aggregate of Customer Credit Liabilities or leases in jurisdictions pursuant to which a priority landlord's lien may exist), may be made without such notice, (b) a new Reserve or change a Reserve may be established only utilizing the same criteria as utilized for other of its similar borrowers, subject to the limitations on establishing additional Availability Reserves and Inventory Reserves, and (c) Availability Reserves imposed for Rent shall at no time exceed the sum of (i) two months base rent for any locations in Landlord's Lien States (except no such Reserve shall be established for locations for which the Borrowers have obtained a landlord's waiver reasonably acceptable in form and substance to the Administrative Agent), plus (ii) subject to the provisions of Section 4-5(d) hereof, two months base rent for any warehouses utilized by any Borrower (except no such Reserve shall be established for warehouses for which the Borrowers have obtained a warehouseman's waiver reasonably acceptable in form and substance to the Administrative Agent), plus (iii) an amount equal to all past due rent and warehouse charges for any of the Borrowers' locations, wherever located .

"REVOLVING CREDIT": Is defined in Section 2-1.

"REVOLVING CREDIT CEILING": $60,000,000.00, less any permanent reduction in the Revolving Credit Ceiling pursuant to Section 2-11.

"REVOLVING CREDIT COMMITMENT": With respect to each Revolving Credit Lender, that amount set forth on EXHIBIT 2-20, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

"REVOLVING CREDIT COMMITMENT FEE": Is defined in Section 2-12.

"REVOLVING CREDIT COMMITMENT PERCENTAGE": With respect to each Revolving Credit Lender, that percentage set forth on EXHIBIT 2-20, annexed hereto (as such percentages may change in accordance with the provisions of this Agreement).

"REVOLVING CREDIT LENDERS": Each Person who is or becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

"REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2-10(c)).

"REVOLVING CREDIT NOTE": Is defined in Section 2-8.

"SEC": The Securities and Exchange Commission.

"SOLVENT": With respect to any Person on a particular date, that on such date
(a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

"SPECIFIED EVENT OF DEFAULT": .Any Event of Default under Section 9-4(b) (except with respect to Events of Default relating to Sections 5-2, 5-3, 5-4 and 5-8(c)) and Section 9-4(c) (except with respect to Events of Default under Sections 6-1, 7-5, 7-9 and 7-10).

"STANDBY L/CS": L/Cs issued pursuant to this Agreement, the drawing under which does not require the delivery of bills of lading, airway bills or other similar types of documents of title, or which are customarily referred to as standby letters of credit.

"STATED AMOUNT": The maximum amount for which an L/C may be honored.

"SUBSIDIARY": Any corporation, association, partnership, limited liability company, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests.

"SUPPORTING OBLIGATION": Has the meaning given that term in the UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, a Document, or an Instrument.

"TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 9-10 below; or (c) the Administrative Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence and continuance of any Event of Default other than as described in
Section 9-10 below. An Event of Default shall be deemed to be continuing unless it is waived in writing by the Administrative Agent and the Lenders or unless it has been cured by the Borrowers and such cure has been accepted in writing by the Administrative Agent and the Lenders, in each case in accordance with
Section 14 hereof.

"TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 16-1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

"UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

"UNANIMOUS CONSENT": Prior to termination of the Revolving Credit Commitments, Consent of Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 100% of the Revolving Credit Commitments (other than Revolving Credit Commitments held by a Delinquent Revolving Credit Lender). After termination of the Revolving Credit Commitments, Revolving Credit Lenders (other than Delinquent Revolving Credit Lenders) holding 100% of the Liabilities (other than any Liabilities held by Delinquent Revolving Credit Lenders).

"UNRESTRICTED TRUSTS": The one or more so-called "rabbi" trusts maintained by the Lead Borrower in connection with deferred compensation benefits for employees, each of which is an asset of the Lead Borrower and is available to the creditors of the Lead Borrower in the event of the Lead Borrower's bankruptcy or insolvency.

"UNUSED FEE": A fee equal to the applicable percentage per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the sum of (a) the aggregate of the unpaid principal balance of the Revolving Credit Loans and (b) the undrawn Stated Amount of L/Cs outstanding during the relevant period, as determined based on the following criteria:

            LEVEL                ADJUSTED EXCESS LIQUIDITY   UNUSED FEE
-----------------------------------------------------------------------
1                               Greater than $100,000,000       0.20%
-----------------------------------------------------------------------
2                               Less than or equal to           0.25%
                                $100,000,000, but greater
                                than

                                $75,000,000
-----------------------------------------------------------------------
3                               Less than or equal to           0.30%
                                $75,000,000, but greater
                                than or equal to
                                $50,000,000
-----------------------------------------------------------------------
4                               Less than $50,000,000          0.375%

ARTICLE 2 - THE REVOLVING CREDIT:

         2-1. ESTABLISHMENT OF REVOLVING CREDIT.

         (a) Subject to Section 2-20, the Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrowers' favor and each Revolving Credit Lender severally and not jointly agrees, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, to extend credit to the Borrowers on a revolving basis, in the form of Revolving Credit Loans and participations in L/Cs and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

         (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability.

         The Borrowing Base and Availability shall be determined by the Administrative Agent (in accordance with the respective definitions thereof and of Availability Reserves and Inventory Reserves) by reference to Borrowing Base Certificates furnished as provided in Section 5-4, below. Such determination shall take into account those Reserves as may be applicable thereto.

         (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2-20 and to the following clause (d).

         (d) The proceeds of borrowings under the Revolving Credit shall be used solely to refinance existing Indebtedness of the Borrowers and for general corporate purposes, including to fund stock repurchases and dividends, for the Borrowers' working capital and Capital Expenditures, and for Permitted Acquisitions, all solely to the extent permitted by this Agreement. Notwithstanding the foregoing, in the event that the Borrowers intend to use the proceeds of any Revolving Credit Loan for the purpose of funding a stock repurchase or paying dividends or distributions to shareholders, the Borrowers shall notify the Administrative Agent thereof in the applicable Revolving Credit Loan request pursuant to Section 2-5, and shall provide the Administrative Agent with a solvency certificate, and with such other evidence of solvency (including financial calculations) as the Administrative Agent may request, prior to the funding by the Lenders of any such requested Revolving Credit Loan (provided that no such solvency certificate shall be required if the dividend or distribution is being made solely from one Borrower to another Borrower).

         2-2. ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

         (a) No Revolving Credit Lender has any obligation to make any Revolving Credit Loan, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such Revolving Credit Loan or credit is an OverLoan.

         (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 11-2(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent) and to Section 14-3(i) (which relates to Permissible OverLoans).

         (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

         2-3. RISKS OF VALUE OF COLLATERAL. The Administrative Agent's reference to a given asset in connection with the making of Revolving Credit Loans and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of Revolving Credit Loans and the providing of financial accommodations under the Revolving Credit.

         2-4. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, including Article 3 hereof, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Issuer shall issue an L/C for the account of any Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

         (a)      Availability will not be exceeded.

         (b)      No Default has occurred and is continuing.

         (c) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

         (d) The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.

         (e) The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as required by the Administrative Agent.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 2-4 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this Section 2-4 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent, in whole or in part, without prejudice to the Administrative Agent or any Lender.

         2-5. REVOLVING CREDIT LOAN REQUESTS.

         (a) Requests for Revolving Credit Loans or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Lead Borrower in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

         (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Administrative Agent by no later than the following:

                  (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 12:00 noon on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

                  (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By l:00PM three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000 and in increments of $1,000,000 in excess of such minimum.

                  (iii) Any Libor Loan which matures while an Event of Default exists shall be converted to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Libor Loan.

         (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable.

         (d) The Lead Borrower may request that the Administrative Agent cause the issuance by the Issuer of L/Cs for the account of the Borrowers as provided in Section 2-15.

         (e) The Administrative Agent may rely on any request for a Revolving Credit Loan or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may, in good faith, decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

         (f) A request by the Lead Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

                  (i) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request (except for representations that relate to an earlier date, in which case that representation shall have been true on such earlier date).

                  (ii)     No Default then exists.

         (g)      If, at any time or from time to time, any Default exists:

                  (i) The Administrative Agent may, or at the request of the Majority Lenders shall, suspend the Revolving Credit immediately.

                  (ii) Neither the Administrative Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any Revolving Credit Loans or to provide any financial accommodation hereunder nor shall the Administrative Agent, any Revolving Credit Lender or the Issuer be obligated, during such suspension, to issue, or cause to be issued, any L/C.

                  (iii) The right of the Lead Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan shall be suspended.

         2-6 MAKING OF REVOLVING CREDIT LOANS.

         (a) A Revolving Credit Loan shall be made by the transfer of the proceeds of such Revolving Credit Loan to the Primary Blocked Account or as otherwise instructed by the Lead Borrower.

         (b) A Revolving Credit Loan shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Administrative Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

                  (i) The Administrative Agent's transfer of the proceeds of such Revolving Credit Loan in accordance with the Lead Borrower's instructions on thus Agreement (if such Revolving Credit Loan is of funds requested by the Lead Borrower).

                  (ii) The charging of the amount of such Revolving Credit Loan to the Loan Account in accordance with the terms hereof (in all other circumstances).

         (c) There shall not be any recourse to or liability of the Administrative Agent or any Revolving Credit Lender, on account of:

                  (i) Any delay in the making of any Revolving Credit Loan requested under the Revolving Credit.

                  (ii) Any delay by any bank or other depository institution in treating the proceeds of any such Revolving Credit Loan as collected funds.

                  (iii) Any delay in the receipt, and/or any loss, of funds which constitute a Revolving Credit Loan under the Revolving Credit, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

         2-7. THE LOAN ACCOUNT.

         a) An account ("LOAN ACCOUNT") shall be opened on the books of the Administrative Agent in which a record shall be kept of all Revolving Credit Loans made and L/Cs issued under the Revolving Credit.

         (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.

         (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

         (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

         (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Administrative Agent or any Revolving Credit Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in the Borrowing Base being exceeded. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2-9(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2-7(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

         (f) Any statement rendered by the Administrative Agent or any Revolving Credit Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Lead Borrower provides the Administrative Agent with written objection thereto within sixty (60) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2-8. THE REVOLVING CREDIT NOTES. The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of
EXHIBIT 2-8, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon a Revolving Lender's request and, if applicable, the delivery of an appropriate lost instrument indemnity, each Borrower shall execute a replacement thereof and deliver such replacement to the Administrative Agent in the event that any Revolving Credit Note is ever lost, mutilated, or destroyed.

         2-9. PAYMENT (AND PREPAYMENTS) OF THE LOAN ACCOUNT.

         (a) Subject to the provisions of Section 2-9(f), the Borrowers may prepay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date, provided that any partial prepayment of the Loan Account shall be in a minimum amount equal to $10,000.

         (b) Subject to the provisions of Section 2-9(f), the Borrowers, without notice or demand from the Administrative Agent or any Revolving Credit Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

         (c) Subject to the provisions of Section 2-9(f) and without limiting any of the Administrative Agent's rights during the continuance of an Event of Default, during the continuance of a Cash Control Event, the Borrowers shall prepay the Revolving Credit

                  (i) in an amount equal to the proceeds realized from the sale or other disposition of, or realization upon, any Collateral;

                  (ii) in an amount equal to the proceeds realized from any Realty Sale, Capital Event and/or condemnation and casualty insurance proceeds received by any Borrower to the extent that such proceeds are not reinvested in replacement assets within 180 days after the date of receipt of such proceeds; and

                  (iii) in accordance with the provisions of Article 6 hereof.

All amounts prepaid under this Section 2-9(c) may be reborrowed under the Revolving Credit, subject to and in accordance with, the terms of this Agreement.

         (d) The Borrowers shall repay, and hereby jointly and severally promise to pay, the then entire unpaid balance of the Loan Account and all other Liabilities, and all other amounts owing hereunder, on the Termination Date.

         (e) No payment of Libor Loans shall be permitted hereunder other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Revolving Credit Lenders for all amounts described in Section 2-9(f) below associated therewith. In order to avoid payment of the amounts described in Section 2-9(f) below, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to Libor Loans in a non-interest bearing cash collateral account and will apply such funds to the applicable Libor Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Administrative Agent's rights upon the subsequent occurrence of an Event of Default).

         (f) The Borrowers shall indemnify the Administrative Agent and each Revolving Credit Lender and hold the Administrative Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

                  (i) Default by any Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Libor Loans.

                  (ii) Default by any Borrower in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a

                           Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

                  (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

         (g) At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof (herein, a "Foreign Lender") agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or any subsequent versions thereof or successors thereof), or, in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit I (any such certificate an "Exemption Certificate") and a Form W-8BEN (or any subsequent versions thereof or successors thereto), certifying in either case that such Foreign Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Foreign Lender which so delivers a Form W-8BEN or Form W-8ECI further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Foreign Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Lender from duly completing and delivering any such form with respect to it and such Foreign Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2-10. INTEREST ON REVOLVING CREDIT LOANS.

         (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2-5) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

         (b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

         (c) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Lead Borrower.

         (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than six (6) Libor Rates applicable to the Revolving Credit Loans at any one time.

         (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

                  (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

                  (ii)     On the Termination Date and on the End Date.

                  (iii) During the existence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

         (f) During the existence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the Majority Lenders, at a rate which is the aggregate of the rate otherwise in effect plus two percent (2%) per annum.

         (g) Interest shall be calculated (i) with respect to Base Margin Loans, on the basis of a 365 day year and for actual days elapsed, and (ii) with respect to Libor Loans, on the basis of a 360 day year and for actual days elapsed. L/C Fees and Unused Fees shall be calculated on the basis of a 360 day year and for actual days elapsed.

         2-11. VOLUNTARY REDUCTION OF COMMITMENT AND REVOLVING CREDIT CEILING. The Lead Borrower may reduce, or terminate, the Revolving Credit Commitments and the Revolving Credit Ceiling, in whole or in part from time to time, by furnishing three (3) Business Days' written notice to the Administrative Agent, whereupon the Revolving Credit Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages. Upon the effective date of any such reduction, (a) the Borrowers shall pay to the Administrative Agent for the benefit of the Revolving Credit Lenders the accrued Unused Fee as of the date of such reduction or termination, and (b) the Borrowers shall pay to the Administrative Agent for the benefit of the Revolving Credit Lenders any amounts required under Section 2-9(b) and Section 2-9(f) hereof. Any partial reduction of the Revolving Credit Commitments or the Revolving Credit Ceiling shall be in a minimum amount equal to $1,000,000.00. No reduction or termination of the Revolving Credit Commitments or the Revolving Credit Ceiling may be reinstated. If the Revolving Credit Commitments have been terminated in full by the Borrowers and all Liabilities (excluding any contingent Liabilities not then due and payable) have been paid in full in cash (or, in connection with outstanding L/Cs, cash collateral therefor has been provided to the Administrative Agent in an amount determined by the Administrative Agent to be equal to 105% of the aggregate amount thereof), as determined by the Administrative Agent acting in a commercially reasonable manner, then the Borrower shall have the right to terminate this Agreement and such termination date shall constitute the End Date.

         2-12. REVOLVING CREDIT COMMITMENT FEE. In consideration of the commitment to make loans and advances to the Borrowers under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay the "REVOLVING CREDIT COMMITMENT FEE" (so referred to herein) in the amount and payable as provided in the Fee Letter.

         2-13. ADMINISTRATIVE AGENT'S FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Lead Borrower and the Administrative Agent shall negotiate in good faith an Administrative Agent's fee (the "ADMINISTRATIVE AGENT'S FEE") at such time as there is more than one Revolving Credit Lender hereunder. As of the Closing Date, the Administrative Agent's Fee is zero.

         2-14. UNUSED FEE. The Unused Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date or, if earlier or on the same date, the End Date.

         2-15. PROCEDURES FOR ISSUANCE OF L/CS.

         (a) The Lead Borrower may request that the Administrative Agent cause the issuance by the Issuer of L/Cs for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent.

         (b) The Issuer shall issue any L/C so requested by the Lead Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2-5(g) and if so issued:

                  (i) The aggregate Stated Amount of all L/Cs then outstanding, does not exceed Fifteen Million Dollars and No Cents ($15,000,000.00).

                  (ii) The expiry of the L/C is not later than the following:

                           (A) Standbys: One (1) year from initial issuance (subject to annual renewal in the sole discretion of the Issuer, so long as the conditions to issuance are then met).

                           (B) Documentaries: One hundred eighty (180) days from issuance;

                           and if the expiry of any L/C is later than the Maturity Date, the Borrowers shall be required to place cash collateral with the Issuer equal to 105% of the face amount of such L/C or provide to the Issuer a backing letter of credit satisfactory to the Issuer on or before the Maturity Date.

                  (iii) An OverLoan will not result from the issuance of the subject L/C.

         (c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

         (d) There shall not be any recourse to, nor liability of, the Administrative Agent or any Revolving Credit Lender on account of

                  (i)      Any delay or refusal by an Issuer to issue an L/C;

                  (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

         (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C no later than the date following the date on which the Issuer notifies the Lead Borrower that such honoring will take place (or if later, the date on which such honoring takes place, unless the Issuer has not notified the Lead Borrower thereof until the date of such honoring, in which event such reimbursement shall be made no later than the date following the date of such honoring). The Lead Borrower may determine, subject to the conditions to borrowing set forth herein, that such payment be financed with a Revolving Loan, and if the Borrowers do not reimburse the Issuer for such amount on the due date thereof, the Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Default exists or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2-9(b) hereof.

         2-16. FEES FOR L/CS.

         (a) The Borrowers shall pay to the Administrative Agent (for the benefit of the Revolving Credit Lenders) a fee, on account of L/Cs, the issuance of which had been procured by the Administrative Agent, quarterly in arrears, and on the Termination Date and on the End Date, equal to the following

                  (i) With respect to Standby L/Cs at a rate per annum equal to the Applicable Margin for Libor Loans at the time of calculation of such fees multiplied by the weighted average Stated Amount of all such Standby L/Cs outstanding during the period in respect of which such fee is being paid; and

                  (ii) With respect to all Documentary L/Cs: At a rate per annum equal to the Applicable Margin for Libor Loans at the time of calculation of such fees multiplied by the weighted average Stated Amount of all such Documentary L/Cs outstanding during the period in respect of which such fee is being paid;

provided that, during the existence of any Event of Default, such fees shall be increased by two percent (2%) per annum.

         (b) In addition to the fees to be paid as provided in Subsection 2-16(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all usual and customary fronting, issuance, processing, negotiation, amendment, and administrative fees and other amounts customarily charged by the Issuer on account of, or in respect to, any L/C. Fronting fees shall be payable quarterly in arrears on the first day of each fiscal quarter in which an L/C is outstanding.

         (c)      If any change in Applicable Law shall either:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

                  (ii) impose on any Issuer any other condition or requirements relating to any such L/Cs;

and the result of any event referred to in Section 2-16(c)(i) or 2-16(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, within then (10) Business Days of receipt from the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall, upon demand therefor, pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost relating to the applicable L/Cs. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2-16(c)(i) or 2-16(c)(ii) above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers absent manifest error. Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to this Section 2-16(c) within three (3) months of the increased cost or reduction in return shall constitute a waiver of the applicable Lender's right to demand such compensation.

         2-17. CONCERNING L/CS.

         (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Administrative Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

                  (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

                  (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order, unless a final judicial determination has been or is made (in a proceeding in which the Administrative Agent has had an opportunity to be heard) that the Administrative Agent had acted in a grossly negligent manner or in willful misconduct.

         (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

         (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

                  (i)      Select an advising bank, if any.

                  (ii)     Select a paying bank, if any.

                  (iii)    Select a negotiating bank.

         (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers, unless and to the extent a final judicial determination has been or is made (in a proceeding in which the Administrative Agent has had an opportunity to be heard) that the Administrative Agent had acted in a grossly negligent manner or in willful misconduct. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Administrative Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

         (e) The Administrative Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

         (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, documentary L/Cs will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/Cs will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

         (g) The obligations of the Borrowers under this Agreement with respect to L/Cs are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                  (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

                  (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

                  (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

                  (iv) Any honoring of a drawing under any L/C, which drawing possibly could have been dishonored due to a non-material technicality based upon a strict construction of the terms of the L/C, unless a final judicial determination has been or is made (in a proceeding in which the Administrative Agent has had an opportunity to be heard) that the Administrative Agent had acted in a grossly negligent manner or in willful misconduct.

         2-18. CHANGED CIRCUMSTANCES.

         (a) The Administrative Agent may advise the Lead Borrower that the Administrative Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

                  (i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

                  (ii) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Revolving Credit Lender in good faith with any Applicable Law.

                  (iii) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

         (b) In the event that the Administrative Agent advises the Lead Borrower of an occurrence described in Section 2-18(a), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

                  (i) The obligation of the Administrative Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                  (ii) Any notice which the Lead Borrower had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2-18(a), shall be deemed at the option of the Administrative Agent to not having been given.

         2-19. DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT.

         (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Revolving Credit Loans and L/Cs under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2-1(d). As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Revolving Credit Lender on account of Revolving Credit Loans so made and L/Cs so issued under the Revolving Credit as if made directly by the Revolving Credit Lenders to that Borrower, notwithstanding the manner by which such Revolving Credit Loans and L/Cs are recorded on the books and records of the Lead Borrower and of any Borrower.

         (b) Each Borrower recognizes that credit available to it under the Revolving Credit is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of all other Borrowers as if the Borrower so assuming were each other Borrower.

         (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "Borrower") on whose behalf the Lead Borrower has requested a Revolving Credit Loan.

         (d) The proceeds of each loan and advance provided under the Revolving Credit which is requested by the Lead Borrower shall be deposited into the Primary Blocked Account or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Administrative Agent nor any Revolving Credit Lender shall have any obligation to see to the application of such proceeds.

         (e)      [Reserved.]

         (f) In the event that the Administrative Agent is entitled to forgo the procedures included herein pursuant to which Revolving Credit Loans and L/Cs are to be channeled through the Lead Borrower and determines to do so, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

         (g) Each of the Borrowers shall remain liable to the Administrative Agent and the Revolving Credit Lenders for the payment and performance of all Liabilities (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Revolving Credit Loans or L/Cs to or for the benefit of any Borrower.

         (h) The authority of the Lead Borrower to request loans on behalf of, and to bind, the Borrowers, shall continue during the term of this Agreement.

         2-20. LENDERS' COMMITMENTS

         (a) Subject to Section 15-1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT COMMITMENT PERCENTAGE", and "REVOLVING CREDIT COMMITMENT" (respectively so referred to herein) is set forth on EXHIBIT 2-20, annexed hereto.

         (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

                  (i) That Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject loan or advance or of Availability.

                  (ii)     that Revolving Credit Lender's Revolving Credit
                           Commitment.

         (c) No Revolving Credit Lender shall have any liability to the Borrowers on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

         (d) The Revolving Credit Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders" in accordance with the provisions of Article 15 hereof.

         (e) Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in
Section 2-20(d):

                  (i) Each Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Administrative Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided, however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Revolving Credit Commitments and Revolving Credit Commitment Percentages.

                  (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.

         2-21. REPLACEMENT OF REVOLVING CREDIT LENDER

         (a) If any Revolving Credit Lender requests compensation under Sections 2-16(c) or 18-8, then such Revolving Credit Lender shall use its reasonable best efforts to designate a different lending office for funding or booking L/Cs hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Revolving Credit Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2-16(c) or 18-8, in the future and
(ii) would not subject such Revolving Credit Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Revolving Credit Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Revolving Credit Lender in connection with any such designation or assignment.

         (b) If any Revolving Credit Lender requests compensation under Sections 2-16(c) or 18-8, then the Borrowers may, at their sole expense and effort, upon notice to such Revolving Credit Lender and the Administrative Agent, require such Revolving Credit Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 15), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Revolving Credit Lender, if a Revolving Credit Lender accepts such assignment), provided that (i) if such assignee is not an existing Revolving Credit Lender, the Borrowers shall have received the prior written consent of the Administrative Agent and the Issuer, which consent shall not unreasonably be delayed or withheld, (ii) such Revolving Credit Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in unreimbursed drawings under L/Cs, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation, payments or costs. A Revolving Credit Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Revolving Credit Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE 3 - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, each of the documents respectively described in Sections 3-1 through and including 3-5, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 3-6 through and including 3-18, shall have been satisfied:

         3-1. CORPORATE DUE DILIGENCE.

         (a) Certificates of corporate good standing for each Borrower, respectively issued by the Secretary of State for the state in which that Borrower is incorporated.

         (b) A certificate of due qualification, in good standing, issued by the Secretary of State of Alabama for Claire's Boutiques, Inc.

         (c) Certificates of each Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3-2. OPINION. An opinion of counsel to the Borrowers in form and substance reasonably satisfactory to the Administrative Agent.

         3-3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Administrative Agent or its counsel may reasonably require or request including, without limitation, the documents described on EXHIBIT 3-3 hereto.

         3-4. OFFICERS' CERTIFICATES. Certificates executed by one of the Co-Chief Executive Officers or the Chief Financial Officer of the Lead Borrower and stating, among other things, that to his or her knowledge, the representations and warranties made by the Borrowers to the Administrative Agent and the Revolving Credit Lenders in the Loan Documents are true and complete as of the date of such Certificate, and that no Event of Default exists and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3-5. DUE DILIGENCE. The Administrative Agent shall have completed its due diligence to its reasonable satisfaction. Without limiting the foregoing, the Administrative Agent shall have received such information (financial or otherwise) as the Administrative Agent may reasonably request, and such examinations, appraisals and information shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent acknowledges that it has received a satisfactory appraisal and has conducted a satisfactory field examination.

         3-6. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Borrower shall be true and complete as of the date as of which such representation or warranty was made.

         3-7. ALL FEES AND EXPENSES PAID. (a) The Borrowers shall have paid to the Administrative Agent a Revolving Credit Commitment Fee as set forth in the Fee Letter. Such Revolving Credit Commitment Fee shall be fully earned upon the execution hereof and shall not be subject to refund or rebate under any circumstances.

         (b) All other fees due at or immediately after the effectiveness of this Agreement and all costs and expenses incurred by the Administrative Agent in connection with the credit facility contemplated hereby (including the fees and expenses of counsel to the Administrative Agent) shall have been paid in full.

         3-8. NO DEFAULT No. Default shall then exist.

         3-9. NO MATERIAL ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure has had or could reasonably be expected to have a materially adverse effect upon any Borrower's condition (financial or otherwise), business, operations, assets or income when compared with such at the Fiscal quarter ending on or about November 1, 2003.

         3-10. PERFECTION OF ENCUMBRANCES. The Administrative Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements in the applicable jurisdiction of organization, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the first priority Encumbrances intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

         3-11. CONSENTS AND APPROVALS. All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Administrative Agent.

         3-12. NO DEFAULTS UNDER APPLICABLE LAW OR MATERIAL AGREEMENTS. The consummation of the transactions contemplated hereby shall not (a) violate any Requirement of Law or (b) conflict with, or result in a default or event of default under, any material agreement (including any synthetic lease) of any Borrower. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any agreement which is material to the Borrowers taken as a whole.

         3-13. NO LITIGATION.There shall not exist any litigation or other proceedings the result of which could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         3-14. BUDGETS. The Administrative Agent shall have received the quarterly business budget of the Borrowers for fiscal year 2005, such budget to be satisfactory to the Administrative Agent, as determined by the Administrative Agent acting in a commercially reasonable manner.

         3-15. NO MATERIAL ADVERSE CHANGE IN GOVERNMENTAL REGULATIONS. No material changes shall have occurred in governmental regulations or policies affecting the Borrowers, the Administrative Agent or the Revolving Credit Lenders prior to the Closing Date.

         3-16. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this
Article 3 are for the sole benefit of the Administrative Agent and each Revolving Credit Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent or any Revolving Credit Lender.

No document shall be deemed delivered to the Administrative Agent or any Revolving Credit Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Revolving Credit Lender and the Issuer to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide Revolving Credit Loans and the Issuer to issue L/Cs under the Revolving Credit (each of which Revolving Credit Loans shall be deemed to have been made, and L/Cs to have been issued, in reliance thereupon) each of the Borrowers makes the representations, warranties, and covenants included in this Agreement, but (notwithstanding the express language of any of the subsequent provisions of this Article 4) only for itself and on behalf of its Subsidiaries which are Borrowers (it being acknowledged and agreed that any breach by any one Borrower shall constitute a Default in accordance with the terms hereof as to this Agreement in its entirety and all Borrowers hereunder) and, in any event, the Lead Borrower makes such representations, warranties and covenants on a joint and several basis for all Borrowers.

         4-1. PAYMENT AND PERFORMANCE OF LIABILITIES.

         Each of the Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4-2. DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

         (a) Each Borrower presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, as set forth in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Borrower's assets or operation of each Borrower's business, such qualification may be necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         (b) As of the Closing Date, each Borrower's respective organizational identification number assigned to it by the State of its incorporation, if any, and its respective federal employer identification number is stated on EXHIBIT 4-2, annexed hereto. Each Borrower's exact legal name is as set forth on the signature pages hereof.

         (c) No Borrower shall change its State of organization, type of organization or other legal structure; any organizational identification number assigned to that Borrower by that State; or that Borrowers federal taxpayer identification number without at least fifteen (15) Business Days advance written notice to the Administrative Agent. If any Borrower does not have an organizational identification number and later obtains one, such Borrower will forthwith notify the Administrative Agent of such organizational identification number.

         (d) Each Affiliate, as of the Closing Date, is listed on EXHIBIT 4-2. Promptly upon its knowledge thereof, the Lead Borrower shall provide the Administrative Agent with prompt written notice of any entity's becoming or ceasing to be an Affiliate.

         (e) Each Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which that Borrower is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

         (f) The execution and delivery by each Borrower of each Loan Document to which it is a party; each Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Borrower to secure the Liabilities); each Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

                  (i) Have been duly authorized by all necessary corporate action.

                  (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Borrower.

                  (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

                  (g) The Loan Documents have been duly executed and delivered by each Borrower and are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4-3. TRADE NAMES.

         (a) EXHIBIT 4-3, annexed hereto, is a listing, as of the Closing Date, of:

                  (i) All names under which any Borrower ever conducted its business during the preceding five (5) years.

                  (ii) All Persons who have been consolidated into or merged with any Borrower, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets, in each case within the preceding five (5) years.

         (b)      The Lead Borrower will provide the Administrative Agent with
(i) not less than thirty (30) days prior written notice (with reasonable particularity) of any change to any Borrower's name (other than with respect to transactions expressly permitted under Sections 4-19(d)(i) and (e) hereof) from that under which that Borrower is conducting its business at the execution of this Agreement and will not effect such change unless each Borrower is then in compliance with all provisions of this Agreement and (ii) in connection with transactions expressly permitted under Sections 4-19(d)(i) and (e) hereof, written notice (with reasonable particularity) of any change to any Borrower's name from that under which that Borrower is conducting its business at the execution of this Agreement within ten (10) days of the consummation of such transaction.

         4-4. INTELLECTUAL PROPERTY.

         (a) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person reasonably necessary for that Borrower's conduct of that Borrower's business.

         (b) The conduct by each Borrower of that Borrower's business does not presently infringe (nor will any Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person in any manner that could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         4-5. LOCATIONS.

         (a) The Collateral, other than Collateral which is in-transit, and the books, records, and papers of each Borrower pertaining thereto, are kept and maintained solely at the following locations:

                  (i) The Lead Borrower's chief executive offices which, as of the Closing Date, are at 3 Southwest 129th Avenue, Pembroke Pines, Florida 33027.

                  (ii) As of the Closing Date, (x) the Chicago Distribution Center and (y) those locations which have been disclosed to the Administrative Agent in writing prior to the Closing Date in the form of the store listing of the Borrowers, and after the Closing Date, at such disclosed locations and each other location at which the Borrowers open a store in the ordinary course of the operation of their respective businesses or at any new distribution center maintained by the Borrowers. As of the Closing Date, the Borrowers also lease office space at the Empire State Building in New York, at which no books or records or Collateral are located.

As of the Closing Date, no Borrower has any other place of business other than those locations set forth in this Section 4-5(a) and the only owned real property of the Borrowers is disclosed on EXHIBIT 1-1. Neither the New York Apartment nor the building owned by the Lead Borrower located at Commercial Center of Miami #2 (units D9 and D10), Miami, Florida is utilized in the Borrowers' business (such New York Apartment and Miami property being referred to herein as the "Excluded Real Estate"). At least 15 Business Days prior to opening any additional distribution center where Collateral will be maintained or moving the distribution center from the Chicago Distribution Center to another location where Collateral will be maintained, the Lead Borrower shall notify the Administrative Agent thereof in writing. The Lead Borrower shall permit the Administrative Agent (or its agents and field auditors) to obtain or access information allowing them to ascertain all store locations in connection with examinations and audits otherwise contemplated herein.

         (b) No Borrower shall remove any of the Collateral from said chief executive office or any of the other locations owned, leased or used by any of the Borrowers (other than in-transit Inventory) except for the following purposes:

                  (i) To accomplish sales of Inventory in the ordinary course of business.

                  (ii) To move Inventory from one such location to another such location.

                  (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business.

                  (iv) To open or, to the extent permitted hereunder, close stores or to move the chief executive office.

                  (v) To sell equipment no longer used or useful in the Borrowers' businesses.

         4-6. TITLE TO ASSETS.

         (a) The Borrowers are, and except as sold to the extent permitted hereby shall hereafter remain, the owners of all Collateral, in each case free and clear of all Encumbrances with the exceptions of the following:

                  (i)      Encumbrances in favor of the Administrative Agent.

                  (ii) Those Encumbrances (if any) listed on EXHIBIT 4-6, annexed hereto and any renewals or refinancings thereof that does not increase the amount of Indebtedness of the Borrowers secured thereby.

                  (iii)    Permitted Encumbrances.

                  (iv) Encumbrances granted to secure Indebtedness permitted pursuant to Section 4-7(h) hereof, provided that such Encumbrance shall not attach to any Collateral (other than Equipment being financed) and shall attach only to the asset so acquired by the Borrowers with the proceeds of such Indebtedness of the Borrowers and shall not extend to any other assets of the Borrowers.

                  (v) Judgment liens with respect to judgments that do not constitute an Event of Default under Section 9-8 hereof.

         (b) No Borrower has, and none shall have, possession of any property on consignment to that Borrower the prior written consent of the Administrative Agent (and any additional security documentation required by the Administrative Agent in connection with perfection matters).

         (c)      The Unrestricted Trusts of the Borrowers are set forth on
         EXHIBIT 4-6 and each of such Unrestricted Trusts and the Cash and Cash Equivalents maintained therein is, and will at all times remain, (i) owned by the Lead Borrower and (ii) available to the creditors of the Lead Borrower in the event of a bankruptcy or insolvency of the Lead Borrower.

         4-7. INDEBTEDNESS The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:

         (a)      Indebtedness on account of the Revolving Credit.

         (b) The Indebtedness (if any) listed on EXHIBIT 4-7, annexed hereto and any renewals or refinancings thereof that do not increase the principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof.

         (c) Indebtedness due to any Borrower by any other Borrower, so long as such Indebtedness is unsecured, incurred in the ordinary course of business and, at the request of the Administrative Agent, collaterally assigned to the Administrative Agent as security for the Liabilities; and other intercompany Indebtedness due to or from Subsidiaries of the Lead Borrower who are not Borrowers, so long as such Indebtedness is unsecured, incurred in the ordinary course of business, and otherwise constitutes a Permitted Investment if advanced by a Borrower.

         (d) Guaranties of Indebtedness of a Borrower so long as such Indebtedness is permitted hereunder.

         (e) Indebtedness on account of Hedge Agreements with Fleet National Bank on terms and in such amounts as may be reasonably acceptable to the Administrative Agent.

         (f) Indebtedness to Fleet, FRG or any of their Affiliates in such amounts, on such terms, and subject to such intercreditor provisions as may be reasonably acceptable to the Majority Lenders;

         (g) Unsecured Indebtedness not to exceed $50,000,000 in the aggregate outstanding at any time, provided that (i) the maturity date, interest rate, fees, prepayment penalties and financial covenants contained therein or payable in connection therewith are reasonably acceptable to the Administrative Agent, and (ii) the terms of such Indebtedness do not directly or indirectly provide that such Indebtedness shall be senior in any respect to the Liabilities (it being acknowledged that if the Borrowers provide a permitted unsecured guaranty of secured Indebtedness of a non-Borrower, it will not constitute secured Indebtedness of the Borrowers so long as the guaranty is not secured by any assets of the Borrowers);

         (h) Indebtedness incurred by the Borrowers after the Closing Date to finance the acquisition of fixed or capital assets in an aggregate amount outstanding at any time not in excess of $50,000,000; and

         (i) Indebtedness incurred in connection with financing the real property constituting (x) the Chicago Distribution Center, provided that (i) the lender(s) providing such financing, prior to the effectiveness thereof, have entered into with the Administrative Agent such landlord waiver, consent and estoppel agreements as may be reasonably requested by the Administrative Agent,
(ii) the maturity date, interest rate, fees, prepayment penalties and financial covenants contained therein or payable in connection therewith are reasonably acceptable to the Administrative Agent, and (iii) the terms of such Indebtedness do not directly or indirectly provide that such Indebtedness shall be senior in any respect to the Liabilities, and (y) the Excluded Real Estate.

         4-8. INSURANCE.

         (a) EXHIBIT 4-8, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which any Borrower is the named insured as of the Closing Date. Each of such material policies is in full force and effect and the Borrowers shall maintain such insurance (or insurance which is substantially identical to such insurance) in full force and effect during the term of this Agreement. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy in any material respect. In any event, the Borrowers shall at all times maintain insurance with respect to any distribution center and the Collateral contained therein as is customarily maintained by prudent companies in the Borrowers' industry, such insurance to be reasonably satisfactory to the Administrative Agent.

         (b) All such insurance shall name the Administrative Agent as additional insured and loss payee, as their interest may appear.

         (c) All insurance carried by the Borrowers shall provide for a minimum of thirty (30) days' written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent, which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy.

         (d) The Lead Borrower shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Borrowers with the foregoing requirements.

         (e) In the event of the failure by the Borrowers to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance.

         4-9. LICENSES. Each material license, distributorship, franchise, and similar agreement issued to, or to which any Borrower is a party is in full force and effect, except where the failure to be in full force and effect could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. No party to any such license or agreement is in default or violation thereof, where such default or violation could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. As of the Closing Date, no Borrower has received any notice or threat of cancellation of any such license or agreement. The Lead Borrower shall promptly furnish the Administrative Agent with copies of any notice or threat of cancellation of any such license or agreement which could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         4-10. LEASES. As of the Closing Date, no Borrower is a party to or a guarantor of any indebtedness under a Capital Lease. (The Borrowers have provided the Administrative Agent with a list of all other locations where they have effective Leases (including any synthetic leases) as of the Closing Date). Each of such Leases is and, if entered into after the Closing Date, each Capital Lease will be, in full force and effect, except where the failure to be in full force and effect could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease where such default or violation could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. As of the Closing Date, no Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease, except for cancellations which could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. Each Borrower hereby authorizes the Administrative Agent from time to time during the existence of an Event of Default to contact any of the Borrowers' respective landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the subject Borrower and that landlord and to discuss such issues, concerning the subject Borrower's occupancy under such Lease(s), as the Administrative Agent may reasonably determine. The Borrowers will not enter into any synthetic lease on or after the Closing Date without the prior written consent of the Administrative Agent.

         4-11. REQUIREMENTS OF LAW. Each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, Applicable Law, except where the failure to so comply could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. No Borrower has received any notice of any violation of Applicable Law which violation has not been cured or otherwise remedied, if such violation could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole. With respect to Requirements of Law other than Applicable Law, each Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, such other Requirements of Law and no Borrower has received any notice of any violation of such other Requirements of Law which violation has not been cured or otherwise remedied.

         4-12. LABOR RELATIONS.

         (a) As of the Closing Date, no Borrower is a party to any collective bargaining or other labor contract.

         (b) Except as set forth in EXHIBIT 4-12, there is not presently pending and, to any Borrower's knowledge, there is not threatened any of the following which could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole:

                  (i) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

                  (ii) Any proceeding against or affecting any Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any

                           Borrower, which could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

                  (iii) Any lockout of any employees by any Borrower (and no such action is contemplated by any Borrower).

                  (iv) Any application for the certification of a collective bargaining agent.

         (c)      Except as set forth on EXHIBIT 4-12, each Borrower:

                  (i) Has complied with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except where the failure to so comply could not reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

                  (ii) Is not liable for the payment of more than any amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Borrower's failure to comply with any Applicable Law referenced in Section 4-12(c)(i), which would have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         (d) The Lead Borrower shall furnish prompt notice to the Administrative Agent of the occurrence of any event described in subparagraphs 4-12(a) through and including 4-12(c) which would have been disclosed to the Administrative Agent had such occurrence existed as of the Closing Date.

         4-13. MAINTAIN PROPERTIES. The Borrowers shall:

         (a) Safeguard and protect all of the Collateral for the Administrative Agent's general account.

         (b) Keep the Collateral in good order and repair (ordinary wear and tear and insured casualty excepted).

         (c) Not suffer or cause the waste or destruction of any of the Collateral.

         (d) Not use any of the Collateral in violation of any policy of insurance thereon.

         (e) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                  (i) The sale of Collateral in compliance with this Agreement.

                  (ii) The turning over to the Administrative Agent of all Receipts during the existence of a Cash Control Event as provided herein.

         4-14. TAXES.

         (a) With respect to the Borrowers' federal, state, and local tax liability and obligations:

                  (i) The Lead Borrower, in material compliance with all Applicable Law, has properly filed all returns due to be filed up to the date of this Agreement.

                  (ii)     As of the Closing Date, except as described on
                           EXHIBIT 4-14:

                           (A) During the past six years, no Borrower has received from any taxing authority any request to perform any examination of or with respect to any Borrower nor any other written or verbal notice in any way relating to any claimed failure by any Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                           (B) No agreement exists which waives or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                           (C)      No issue has been raised in any tax
                  examination of any Borrower which, by application of similar principles, reasonably would be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

         (b) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any Collateral or any other material asset of any Borrower or by any governmental authority (provided that the Borrowers shall not be required to pay any such taxes or claims as long as such tax or claim is being disputed by the Borrowers in good faith, the Borrowers have established adequate reserves therefor in accordance with GAAP, and no notice of tax lien has been filed with respect thereto); properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay or by reason of any Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom any Borrower is obligated to so file.

         4-15. NO MARGIN STOCK. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the

United States). Except as set forth in the following sentence, no part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Subject to the provisions of
Section 2-1(d), the Lead Borrower will be permitted to use Revolving Credit Loan proceeds to purchase "margin security" or "margin stock" as such term is used Regulations U, T or X of the Board of Governors of the Federal Reserve System ("Regulations U, T or X") in connection solely with the repurchase by the Lead Borrower of its capital stock, so long as (i) immediately upon giving effect to the purchase of such "margin security" or "margin stock", there are no violations of any of the so-called margin stock regulations set forth in Regulations U, T or X, and (ii) the Borrower shall complete in all respects any required forms (including, without limitation, Form FR U-1 and amendments thereto), with all attachments thereto (including a then current list of collateral which adequately supports all credit extended hereunder) pursuant to Regulations U, T, or X and deliver such forms in a timely manner to the Administrative Agent.

         4-16. ERISA.

         (a) Neither any Borrower nor any ERISA Affiliate has ever taken any of the following actions that could reasonably be expected to result in a liability to any Borrower in excess of $5,000,000:

                  (i) Violated or failed to be in compliance with any Borrower's Employee Benefit Plan.

                  (ii) Failed timely to file all reports and filings required by ERISA to be filed by any Borrower.

                  (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

                  (iv) Engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon any Borrower on account thereof pursuant to ERISA.

                  (v) Accumulated any material cumulative funding deficiency within the meaning of ERISA.

                  (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Borrower on account thereof pursuant to ERISA.

                  (vii) Have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of
                           Section 4001(a) of ERISA for withdrawal liability.

         (b) Neither any Borrower nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4-16(a) to the extent that any of the foregoing could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         4-17. HAZARDOUS MATERIALS.(a) No Borrower: (i) is legally responsible for any release or threat of release of any Hazardous Material or (ii) has received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Borrower would be responsible, except where such release or threat of release or incurrence of such expense could not reasonably be expected to result in a liability in excess of $5,000,000.

         (b) Each Borrower shall: (i) dispose of any Hazardous Material only in compliance in all material respects with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Borrower's business and in compliance in all material respects with all Environmental Laws.

         4-18. LITIGATION .As of the Closing Date, except as described in
EXHIBIT 4-18, annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to any Borrower, could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations or assets, income, taken as a whole, or such Borrower's ability to conduct its business as such business is presently conducted.

         4-19. DIVIDENDS. INVESTMENTS. CORPORATE ACTION. No Borrower shall:

         (a) Pay any cash dividend in respect of any class of that Borrower's capital stock or make any other distribution in respect of any class of that Borrower's capital stock, except that (i) the Subsidiaries of any Borrower may pay such dividends or make such distributions to the Borrower parent without any limitation, and (ii) as long as no Default exists or would arise therefrom, the Lead Borrower may pay cash dividends to its stockholders so long as for each of the thirty (30) days prior to, and after giving effect to, the payment of such dividends Excess Liquidity is at least $20,000,000.00 and Excess Liquidity is projected on a pro forma basis to be at least $20,000,000.00 for the thirty (30) day period immediately following the payment of such dividends.

         (b) Redeem, retire, purchase, or acquire any of the Lead Borrower's capital stock, provided that, as long as no Default exists or would arise therefrom, the Lead Borrower may redeem, purchase, retire or acquire any of its capital stock so long as for each of the thirty (30) days prior to, and after giving effect to, such repurchase Excess Liquidity is at least $20,000,000.00 and Excess Liquidity is projected on a pro forma basis to be at least $20,000,000.00 for the thirty (30) day period immediately following such redemption, purchase, retirement or acquisition.

         (c) Make any Acquisition or invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person, except for (i) investments existing as of the Closing Date and described in
EXHIBIT 4-19, (ii) Permitted Investments, (iii) investments representing stock or obligations issued to a Borrower in settlement of claims against any other

Person by reason of a composition or adjustment of debt or a reorganization of any debtor of a Borrower, (iv) investments in a Related Entity in an aggregate amount not to exceed $10,000,000 so long as such investments meet the requirements of Permitted Acquisitions other than clause (iv) thereof, and (v) Permitted Acquisitions, as long as, in each case under clauses (ii) through (v), no Default exists or would arise therefrom. Of the investments (whether as equity, intercompany loan or otherwise) permitted under this clause (c), up to $7,500,000 individually and in the aggregate (provided that such amount shall be $50,000,000 individually and in the aggregate (but no additional investments) so long as at the time any such investment is made after investments of $7,500,000 individually and in the aggregate have already been made, Excess Liquidity is at least $100,000,000) of such investments by the Borrowers may be invested in Persons that are not engaged in a line of business related to that of the Lead Borrower as conducted in accordance with Section 4-22 hereof, and a Borrower shall be the surviving entity in any such merger or consolidation.

         (d) Merge or consolidate or be merged or consolidated with or into any other Person, except (i) that any directly or indirectly wholly-owned Subsidiary of a Borrower may merge with or into the Lead Borrower, any other Borrower or any other directly or indirectly wholly-owned Subsidiary of any Borrower (so long as the applicable Borrower is the surviving entity), and (ii) in connection with (and subject to the provisions of) Permitted Acquisitions, as long as, in each case under clauses (i) and (ii), no Default exists or would arise therefrom.

         (e) Consolidate any of that Borrower's operations with those of any other Person, except that any directly or indirectly wholly-owned Subsidiary of a Borrower may consolidate its operations with or into the Lead Borrower or any other directly or indirectly wholly owned Subsidiary of the Lead Borrower.

         (f) Organize or create any non-Borrower Subsidiary, Affiliate or Related Entity to the extent that the Borrowers' investments in all such non-Borrower Subsidiaries, Affiliates and Related Entities made after the Closing Date (whether as equity, intercompany loan or otherwise and whether such Subsidiary, Affiliate or Related Entity is organized or created after the Closing Date) exceeds (when aggregated with the loans or advances made pursuant to Section 4-20(d)) $20,000,000 in the aggregate, provided that no such investment shall be made during the existence of a Cash Control Event.

         (g) Subordinate any debts or obligations owed to that Borrower by any third party (not including any other Borrower) to any other debts owed by such third party to any other Person.

         (h) Acquire any assets other than in the ordinary course and conduct of that Borrower's business as conducted at the execution of this Agreement (except for Permitted Acquisitions and as expressly permitted pursuant to this Section 4-19), as long as no Default exists or would arise therefrom.

         In addition, the Borrowers represent and covenant that (i) any domestic Subsidiary of a Borrower created, organized or acquired after the Closing Date that is a Material Subsidiary shall become a Borrower hereunder pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent (in the form of EXHIBIT 4-19) and shall have granted a security interest in such Person's inventory, accounts and other property of the same nature as constitutes Collateral in order to secure the Liabilities, and entered such other documents, instruments and agreements and provided such due diligence information and certificates as are required by the Administrative Agent, and (ii) Afterthoughts Merchandising Corp., a Delaware corporation, is utilized in connection with product development and market research for the Borrowers and does not and will not conduct any other material business; Claire's Canada Corp., a Delaware corporation, owns the equity of certain Canadian Subsidiaries of the Lead Borrower and does not and will not conduct any other material business.

         4-20. LOANS. No Borrower shall make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

         (a) Advance payments made to that Borrower's suppliers in the ordinary course and deposits described in the definition of Permitted Encumbrances to the extent constituting advances.

         (b) Advances to that Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Borrower, which expenses are properly substantiated by the Person seeking such advance and properly reimbursable by that Borrower.

         (c) Intercompany loans amongst the Borrowers in the ordinary course of business.

         (d) Loans to non-Borrower Subsidiaries, Affiliates and Related Entities of the Borrowers after the Closing Date, provided that the Borrowers' investments in all such Subsidiaries, Affiliates and Related Entities made after the Closing Date (whether as equity, intercompany loans or otherwise and whether such Subsidiary, Affiliate or Related Entity is organized or created after the Closing Date) shall not (when aggregated with the investments made pursuant to
Section 4-19(f)) exceed $20,000,000 in the aggregate, and provided, further, that no such loans shall be made during the existence of a Cash Control Event.

         (e) Loans to employees, officers and salespersons of the Borrowers consistent with past practices provided that (i) any loans to any individual shall not exceed $1,000,000 in the aggregate outstanding at any time, and (ii) all such loans to employees, officers and salespersons of the Borrowers shall not exceed $2,500,000 in the aggregate outstanding at any time.

         4-21. PROTECTION OF ASSETS. The Administrative Agent, in the Administrative Agent's discretion, acting in a commercially reasonable manner, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may in good faith deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 4-21.

         4-22. LINE OF BUSINESS..Subject to the parenthetical contained in clause (v) of the definition of Permitted Acquisitions, no Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

         4-23. AFFILIATE TRANSACTIONS. Except as described on EXHIBIT 4-23 or as otherwise permitted under this Agreement, no Borrower shall make any payment, nor give any value to any Affiliate that is not a Borrower except for goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Affiliate for a price and on terms which shall be no less favorable to that Borrower than those which would have been charged and imposed in an arms length transaction.

         4-24. FURTHER ASSURANCES. (a) Each Borrower shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Administrative Agent's and the Lenders' Collateral Interests in the Collateral; and to comply in all material respects with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Borrower shall execute all such instruments as may be reasonably required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

         (b) Each Borrower hereby designates the Administrative Agent as and for that Borrower's true and lawful attorney, with full power of substitution, to file any financing statements in order to perfect or protect the Administrative Agent's Collateral Interests in the Collateral.

         (c) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4-24 shall be sufficient for filing to perfect the Collateral Interests granted herein.

         4-25. ADEQUACY OF DISCLOSURE. (a) All financial statements furnished to the Administrative Agent and to each Revolving Credit Lender by the Lead Borrower have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the condition of the Lead Borrower and its Subsidiaries, on a Consolidated basis, at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, and changes which have not been materially adverse, either singularly or in the aggregate.

         (b) As of the Closing Date, no Borrower has any contingent obligations or obligation under any Lease, excluding synthetic leases not reported under GAAP, which is required to be reported in accordance with GAAP and which is not noted in the Borrowers' Consolidated financial statements furnished to the Administrative Agent and to each Revolving Credit Lender prior to the execution of this Agreement. No Borrower is a party to, or a guarantor of any obligations under, any synthetic lease, except as disclosed in writing to the Administrative Agent on or prior to the Closing Date.

         (c) No document, instrument, agreement, or paper now or hereafter given to the Administrative Agent or to any Revolving Credit Lender by or on behalf of each Borrower in connection with the execution of this Agreement by the Administrative Agent and each Revolving Credit Lender (other than projections and forecasts, which are and will be made in good faith using reasonable assumptions) contains or will contain any known untrue statement of a material fact or omits or will omit to state a known material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to any Borrower which has, or which, in the foreseeable future could reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets, operations or income of the Borrowers, taken as a whole, which has not been disclosed in writing to the Administrative Agent and to each Revolving Credit Lender.

         4-26. NO RESTRICTIONS ON LIABILITIES.

         No Borrower shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Borrower's:

         (a) Creation of, and granting of Collateral Interests in favor of the Administrative Agent.

         (b)      Incurrence of Liabilities.

         4-27. OTHER COVENANTS.No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.

         4-28. SOLVENCY.

         The Borrowers, on a Consolidated basis, are Solvent (both before and after giving effect to the making of any Revolving Credit Loan or issuance of any L/C on or as of the date that such representation and warranty is being made or deemed made). Without limitation of the foregoing, the Borrowers agree that on and as of the date of any borrowing of any Revolving Credit Loan the proceeds of which will be used for the purpose of funding stock repurchases or paying dividends or distributions to shareholders, the Borrowers, on a Consolidated basis, shall be Solvent (both before and after giving effect to the proposed stock repurchases and/or payment of dividends or distributions to shareholders). As of the Closing Date, no transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower. The Borrowers agree that on and as of the date of any borrowing of any Revolving Credit Loan the proceeds of which are used for the purpose of funding stock repurchases or paying dividends or distributions to shareholders, no Borrower will transfer property or incur any obligation in connection with such stock repurchases and/or payment of dividends or distributions to shareholders with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

         4-29. OTHER LIENS.

         None of the landlords listed on Exhibit 1-1 is a landlord on any other lease which is cross-defaulted to any of the leases listed on Exhibit 1-1, nor are the obligations under any such other leases cross-collateralized with the obligations under the leases listed on Exhibit 1-1. The security interest granted to the respective landlords listed on Exhibit 1-1 pursuant to the respective leases listed on Exhibit 1-1 secures only the indebtedness arising under the respective leases listed on Exhibit 1-1.

         4-30. PEMBROKE PINES, FLORIDA LOCATION

         No Inventory is now, nor hereafter shall be, located at or shipped to 3 Southwest 129th Avenue, Pembroke Pines, Florida 33027.

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         5-1. MAINTAIN RECORDS. The Borrowers shall:

         (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made in all material respects of all of the Borrowers' financial transactions, and on a quarterly basis all such books and records shall be reconciled so that the entries are in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Borrowers at the close of, and the Consolidated results of operations for the Borrowers, the periods in question.

         (b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect in all material respects the Consolidated financial condition of the Borrowers at the close of, and the Consolidated results of operations of the Borrowers for, the period(s) covered therein.

         (c) At all times, keep current records of the Collateral, which are accurate in all material respects, including, without limitation, current stock, cost, and sales records of its Inventory, itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

         (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent. The Borrowers shall instruct such accountants to cooperate with, and be available to, the Administrative Agent to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent upon reasonable advance notice, at reasonable times.

         (e) Not change any Borrower's fiscal year without furnishing the Administrative Agent with at least sixty (60) days prior written notice thereof.

         5-2. ACCESS TO RECORDS.

         (a) Each Borrower shall accord the Administrative Agent with access from time to time during normal business hours and, as long as no Default exists, upon reasonable prior notice, as the Administrative Agent may reasonably require to all properties owned by or over which any Borrower has control, provided that prior to a Default, the business of the Borrowers shall not be unreasonably disrupted. Subject to the provisions of Section 5-9(d) hereof, the Administrative Agent shall have the right (as long as no Default exists, upon reasonable prior notice), and each Borrower will permit the Administrative Agent from time to time as Administrative Agent may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files and in connection therewith, each Borrower shall make all of that Borrower's copying facilities available to the Administrative Agent, provided that prior to a Default, the business of the Borrowers shall not be unreasonably disrupted.

         (b) Subject to the provisions of Section 5-2(a) hereof, each Borrower hereby authorizes the Administrative Agent to:

                  (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.

                  (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Borrower's computer billing companies, collection agencies, and accountants and to sign the name of each Borrower on any notice to each Borrower's Account Debtors or verification of the Collateral.

         (c) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this
Section 5-2 as fully as if the Administrative Agent were doing so.

         5-3. NOTICE TO ADMINISTRATIVE AGENT.

         (a) The Lead Borrower shall provide the Administrative Agent with written notice as soon as practicable, but in any event, within three (3) Business Days after the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

                  (i) Any change in any Borrower's chief executive officer, chief operating officer, or chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

                  (ii) Except for such non-payments which do not exceed $1,000,000 in the aggregate outstanding at any time, any cessation of any Borrower's making of payment to any of its non-landlord creditors, unless such payment to a particular creditor is being disputed in good faith by such Borrower in the ordinary course of its business and adequate reserves therefor have been established to the extent required by GAAP, and such non-payment is not part of a general decision by such Borrower to cease paying its non-landlord creditors representing more than five percent (5%) of all of such Borrower's obligations to non-landlord creditors.

                  (iii) Except for such failures which do not exceed $1,000,000 in the aggregate outstanding at any time, any failure by any Borrower to pay rent at any of that Borrower's locations, which failure continues for more than three (3) days following the last day on which such rent was payable, unless the payment of such rent at a particular location is being disputed in good faith by such Borrower in the ordinary course of its business and adequate reserves therefor have been established to the extent required by GAAP, and such failure to pay rent is not part of a general decision by such Borrower to cease paying rent at more than five percent (5%) of its store locations.

                  (iv) Any event which has had or could reasonably be expected to have a material adverse effect upon any Borrower's condition (financial or otherwise), business, operations, assets or income.

                  (v)      The occurrence of any Default.

                  (vi) The discharge by the Lead Borrower of its present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5-1(d)).

                  (vii) Any litigation or commencement of any action which, if determined adversely to any Borrower, could reasonably be expected to have a material adverse effect upon any Borrower's condition (financial or otherwise), business, operations, assets or income.

                  (viii) Any potential liability under ERISA which could reasonably be expected to exceed $3,000,000.

                  (ix) The filing of any lien or encumbrance for unpaid taxes against any Borrower.

                  (x) Any collective bargaining agreement or other labor contract to which a Borrower becomes a party, or the application for the certification of a collective bargaining agent.

         (b)      The Lead Borrower shall:

                  (i) Provide the Administrative Agent, when so distributed, with copies of any materials distributed to the shareholders of the Lead Borrower.

                  (ii)     Provide the Administrative Agent:

                           (A) When filed, copies of all filings with the SEC.

                           (B) When received, (1) copies of all material correspondence from the SEC relating to the Lead Borrower, such as correspondence relating to any formal investigation of the Lead Borrower or any requirement to provide the SEC with a material restatement of its financial statements, and (2) copies of all material correspondence from the New York Stock Exchange relating to any proposed delisting of the Lead Borrower.

                  (iii) Add the Administrative Agent as an addressee on all investor mailing lists maintained by each Borrower.

                  (iv) Provide the Administrative Agent, when received by any Borrower, with a copy of any management letter or similar communications from any accountant of any Borrower.

         5-4. BORROWING BASE CERTIFICATE. The Lead Borrower shall provide the Administrative Agent with a Borrowing Base Certificate (in the form of EXHIBIT 5-4 annexed hereto, as such form may be revised from time to time by the Administrative Agent) monthly as soon as possible, but in any event no later than the fifteenth Business Day after the last day of each fiscal month (as of the close of business on the last day of each fiscal month), provided that, subject to systems limitations, if any, if an Increased Reporting Event occurs, the Lead Borrower shall furnish such Borrowing Base Certificate weekly on Wednesday of each week (or if not a Business Day, the next succeeding Business
Day) as of the close of business on the immediately preceding Saturday (which date for delivery of such reports shall thereafter not change until the circumstances giving rise to the Increased Reporting Event are remedied as provided in the definition of "Increased Reporting Event"). Such Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         5-5. MONTHLY REPORTS. (a) At any time during which Excess Liquidity is less than $20,000,000, monthly, the Lead Borrower shall provide the Administrative Agent with original counterparts of the following (each in such form as the Administrative Agent from time to time may specify):

                  (i) those reports described in EXHIBIT 5-5 hereto, at the times set forth in such EXHIBIT;

                  (ii) Within thirty (30) days following the end of each fiscal month (except for any month which corresponds to the end of a fiscal quarter of the Borrowers), an internally prepared financial statement of the Borrowers' Consolidated financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement and cash flow.

         (b) In any event, from and after the Closing Date, the Lead Borrower shall provide the Administrative Agent with a compliance certificate containing a calculation of Consolidated EBITDA as of the last day of each consecutive 12 month period within thirty (30) days following the end of each fiscal month for purposes of determining the authority of the Administrative Agent to institute additional Availability Reserves. It is agreed that, with respect to monthly EBITDA calculations for months other than those months which are also fiscal quarter ends, such calculations shall not be required to be certified as being prepared in accordance with GAAP consistently applied.

         5-6. QUARTERLY REPORTS. Quarterly, within forty-five (45) days following the end of each of the Borrowers' fiscal quarters, the Lead Borrower shall provide the Administrative Agent with the following (provided that such 45 days may be extended by an additional 5 days if the Lead Borrower has duly filed for an automatic extension with the SEC in accordance with Rule 12b-25 of the Securities Exchange Act of 1934):

         (a) An original counterpart of a management prepared Consolidated financial statement of the Lead Borrower for the period from the beginning of the Lead Borrower's then current fiscal year through the end of the subject fiscal quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

         (b)      The officer's compliance certificate described in Section 5-8.

         (c)      The Lead Borrower's 10Q report filed with the SEC.

         5-7. ANNUAL REPORTS.

         Annually, within ninety (90) days following the end of the Borrowers' fiscal year, the Lead Borrower shall furnish the Administrative Agent with the following (provided that such 90 days may be extended by an additional 15 days if the Lead Borrower has duly filed for an automatic extension with the SEC in accordance with Rule 12b-25 of the Securities Exchange Act of 1934):

                  (i) An original signed counterpart of the Lead Borrower's Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower's independent certified public accountants reasonably acceptable to the Administrative Agent (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

                  (ii)     The officer's compliance certificate described in
                           Section 5-8.

                  (iii)    The Lead Borrower's 10K report filed with the SEC.

         5-8. OFFICERS' CERTIFICATES. The Lead Borrower shall cause either of the Lead Borrower's Co-Chief Executive Officers or its Chief Financial Officer, in each instance, to provide such Person's Certificate (in the form of EXHIBIT 5-8) with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

         (a) Indicate, to such officer's knowledge, that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly in all material respects the Consolidated financial condition of the Lead Borrower at the close of, and the results of the Lead Borrower's Consolidated operations and cash flows for, the period(s) covered, subject, however to usual year end adjustments and the absence of footnotes (this exception shall not be included in the Certificate which accompanies such annual statement), and provided that, with respect to monthly statements for months other than those months which are also fiscal quarter ends, such calculations shall not be required to be certified as being prepared in accordance with GAAP consistently applied.

         (b) Indicate, to such officer's knowledge, either that (1) no Default exists, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

         (c) Include a certification, to such officer's knowledge, of the Borrowers' Excess Liquidity, Adjusted Excess Liquidity and trailing 12-months EBITDA, in each case as of the date of the subject statement.

         5-9. ADDITIONAL FINANCIAL INFORMATION.

         (a) In addition to all other information required to be provided pursuant to this Agreement, the Lead Borrower shall provide the Administrative Agent with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent may from time to time reasonably request from the Lead Borrower.

         (b) The Lead Borrower may provide the Administrative Agent, from time to time, with updated forecasts of the Borrowers' anticipated performance and operating results.

         (c) The Lead Borrower, no later than thirty (30) days after the end of each of the Borrowers' fiscal years, shall provide the Administrative Agent with an updated and extended forecast which shall go out at least through the end of that fiscal year and shall include, to the extent available through the Borrowers' information systems, an income statement, balance sheet, and statement of cash flow, by quarter, each Consolidated and each prepared consistent with the Borrowers' then current practices.

         (d) Each Borrower recognizes that all inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Borrowers are confidential to the Administrative Agent and that, except as otherwise provided herein, no Borrower is entitled to receipt of any of such inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

ARTICLE 6 - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         6-1. DEPOSITORY ACCOUNTS.

         (a) Annexed hereto as EXHIBIT 6-1 is a Schedule, as of the Closing Date, of all present DDAs of the Borrowers which are either the Primary Blocked Account or corporate level depositary concentration accounts into which the store level account balances are transferred, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository. EXHIBIT 6-1 also includes a schedule of all of the Borrowers' investment or securities accounts and commodities accounts which the Borrowers have requested be subject to a Blocked Account Agreement as of the Closing Date.

         (b) The Lead Borrower shall deliver the following to the Administrative Agent, as a condition to the effectiveness of this Agreement:

                  (i) Notification, executed on behalf of each Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Accounts), in form satisfactory to the Administrative Agent of the Administrative Agent's interest in such DDA (it being acknowledged that the Administrative Agent shall send such notifications to such depositary institutions and the Borrowers shall not be required to do so).

                  (ii) A Blocked Account Agreement with any depository institution at which a Blocked Account (including the Primary Blocked Account) is maintained.

                  (iii) A Blocked Account Agreement with any institution at which any securities or investment account or commodities account is maintained with respect to which the Borrowers have requested that such account and the Investment Property contained therein constitute Collateral if the Borrower is including the assets maintained therein in the calculation of Excess Liquidity.

         (c) No Borrower will establish any DDA hereafter (other than an Exempt DDA) or establish or maintain any securities, investment or commodities account in which any Cash or Cash Equivalents are maintained which will be included in the calculation of Excess Liquidity unless, contemporaneous with such establishment (or with respect to such securities, investment and commodities accounts, during such maintenance), the Lead Borrower delivers the following to the Administrative Agent, along with the information specified in
Section 6-1(a) with respect to such account:

                  (i) Notification to the depository at which such DDA is established if the same would have been required pursuant to Section 6-1(b)(i) if the subject DDA were open at the execution of this Agreement.

                  (ii) A Blocked Account Agreement executed on behalf of the depository, securities intermediary or commodities intermediary, as the case may be, at which such DDA is established if the same would have been required pursuant to Section 6-1(b)(ii) or 6-1(b)(iii) if the subject DDA were open at the execution of this Agreement or is a securities or investment account or commodities account with respect to which the Borrowers have requested that such account and the Investment Property contained therein constitute Collateral and the assets therein be permitted to be included in the calculation of Excess Liquidity.

         (d) (i) The notices referred to in Section 6-1(b)(i) and the Blocked Account Agreements (other than those relating to the Primary Blocked Account or the securities or investment accounts or commodities accounts) shall require: (x) whether or not a Cash Control Event shall exist, and the Borrowers agree to cause, the sweep on each Business Day of all available Receipts to the Primary Blocked Account, and (y) during the existence of a Cash Control Event, to the Concentration Account or to any other account designated from time to time by the Administrative Agent by instruction to the depositary maintaining the Primary Blocked Account. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent.

                  (ii) The Blocked Account Agreement relating to the Primary Blocked Account shall require, and the Borrowers agree to cause, during the existence of a Cash Control Event, the sweep on each Business Day of all available Receipts to the Concentration Account or to any other account designated from time to time by the Administrative Agent, provided that (1) after application of the amount of such Receipts necessary to satisfy all Liabilities in full (including to provide cash collateral as described in Section 6-5(c)(ii)), the Administrative Agent shall return any excess amounts to the Primary Blocked Account on the next succeeding Business Day, and (2) if no Liabilities are then outstanding, the Administrative Agent shall return the full amount of such Receipts to the Primary Blocked Account on the next succeeding Business Day. During the existence of a Cash Control Event, the Administrative Agent shall have the right to direct the depositary maintaining the Primary Blocked Account to transfer on each Business Day all available Receipts to the Concentration Account, subject to the provisions of the preceding sentence. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent.

                   (iii) The Blocked Account Agreements relating to any securities, investment or commodities account shall require, and the Borrowers agree to cause, during the existence of a Cash Control Event, that the Administrative Agent shall have the exclusive right to direct the investments and to liquidate the account or transfer it to the name of the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent.

         6-2. CREDIT CARD RECEIPTS.

         (a) Annexed hereto as EXHIBIT 6-2, is a Schedule which describes all arrangements to which any Borrower is a party as of the Closing Date with respect to the payment to that Borrower of the proceeds of credit card charges for sales by that Borrower.

         (b) The Lead Borrower shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notifications, executed on behalf of each Borrower, to each of each Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Administrative Agent), which notice provides that payment of all credit card charges submitted by that Borrower to that clearinghouse or other processor and any other amount payable to that Borrower by such clearinghouse or other processor shall, (i) whether or not a Cash Control Event has occurred and is continuing, be swept (through one or more zero balance accounts) to the Primary Blocked Account, (ii) during the existence of a Cash Control Event, be directed to the Primary Blocked Account, or, as directed by the Administrative Agent, to the Concentration Account or any other account designated from time to time by the Administrative Agent. No Borrower shall change such direction or designation except upon and with the prior written consent of the Administrative Agent.

         6-3. THE CONCENTRATION AND BLOCKED ACCOUNTS.

         (a) The following checking accounts have been or will be established (and are so referred to herein):

                  (i)      The "CONCENTRATION ACCOUNT" (so referred to herein):
                           Established by the Administrative Agent with Fleet National Bank.

                  (ii)     The "BLOCKED ACCOUNTS" (so referred to herein):
                           Established by the Lead Borrower with those financial institutions described on EXHIBIT 6-3, or with respect to securities, investment or commodities accounts, as notified in writing to the Administrative Agent from time to time, so long as such additional accounts are subject to a Blocked Account Agreement prior to the utilization thereof.

                  (iii)    The PRIMARY BLOCKED ACCOUNT.

         (b) The contents of each DDA and of the Blocked Accounts constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent's property and shall be applied to the Liabilities in accordance with the provisions of Section 6-5 hereof.

         (c) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

         (d) If, at any time after the Closing Date, the Borrowers notify the Administrative Agent in writing that they wish to exclude from the calculation of Excess Liquidity any securities, investment or commodities account for which the Borrowers previously have delivered a Blocked Account Agreement, so long as no Event of Default or Cash Control Event has occurred and is continuing, the Administrative Agent shall terminate such Blocked Account Agreement and such account shall thereafter be excluded from the calculation of Excess Liquidity.

         6-4. PROCEEDS AND COLLECTIONS.

         (a) All Receipts and all cash proceeds of any sale or other disposition of Inventory and Accounts of each Borrower:

                  (i)      Constitute Collateral and proceeds of Collateral.

                  (ii) During the existence of a Cash Control Event, shall be held in trust by the Borrowers for the Administrative Agent.

                  (iii) During the existence of a Cash Control Event, shall not be commingled with any of any Borrower's other funds.

                  (iv) During the existence of a Cash Control Event, shall be directed in accordance with Section 6-1(d)(i).

         (b) During the existence of a Cash Control Event, the Lead Borrower shall cause the ACH or wire transfer to the Primary Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

                  (i) The then collected funds in each DDA (other than any Exempt DDA described in clauses (i) and (ii) of the definition thereof), each such transfer to be net of any minimum balance, not to exceed $10,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

                  (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each Business Day on which any such transfer is made.

         (c) In accordance with Section 6-1(d)(ii) hereof, during the existence of a Cash Control Event, the Lead Borrower shall cause the ACH or wire transfer on each Business Day of all available Receipts in the Primary Blocked Account to the Concentration Account or to any other account designated from time to time by the Administrative Agent (net of such minimum balance, if any, not to exceed $10,000.00, as may reasonably be required to be maintained in the Primary Blocked Account by the depository with which the Primary Blocked Account is maintained), provided that (1) after application of the amount of such Receipts necessary to satisfy all Liabilities in full (including to provide cash collateral as described in Section 6-5(c)(ii)), the Administrative Agent shall return any excess amounts to the Primary Blocked Account on the next succeeding Business Day, and (2) if no Liabilities are then outstanding, the Administrative Agent shall return the full amount of such Receipts to the Primary Blocked Account on the next succeeding Business Day

         (d)      In the event that, notwithstanding the provisions of this
Section 6-4, during the existence of a Cash Control Event, any Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Borrower for the Administrative Agent and shall not be commingled with any of that Borrower's other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

         6-5. PAYMENT OF LIABILITIES.

         (a) During the existence of a Cash Control Event, on each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), as of the day immediately following receipt of such collected funds, towards the unpaid balance of the Loan Account and all other Liabilities, subject to the provisions of Section 2-9(e).

         (b) All deposits to the Concentration Account and other payments to the Administrative Agent are subject to clearance and collection.

         (c) The Administrative Agent shall transfer to the Primary Blocked Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 6-5(a), above (less those amounts which are to be netted out, as provided therein) provided, however, in the event that

                  (i)      any Default exists; and

                  (ii) one or more L/Cs are then outstanding, then the Administrative Agent may establish a funded reserve of up to 105% of the aggregate Stated

                           Amounts of such L/Cs. Such funded reserve shall either be (i) returned to the Lead Borrower provided that no Default exists or (ii) applied towards the Liabilities during the existence of any Event of Default described in Section 9-10 or acceleration during the existence of any other Event of Default.

ARTICLE 7 - GRANT OF SECURITY INTEREST; COLLATERAL:

         7-1. GRANT OF SECURITY INTEREST. To secure the Borrowers' prompt, punctual, and faithful payment and performance of all and each of the Liabilities, each Borrower hereby grants and pledges to the Administrative Agent, for the ratable benefit of the Revolving Credit Lenders, the Issuer and the Administrative Agent, a continuing security interest in and to, and assigns to the Administrative Agent, for the ratable benefit of the Revolving Credit Lenders, the following, and each item thereof, whether now owned or now due or existing, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and wherever located, and all Proceeds, products and substitutions of or to any of the following (all of which, together with any other property in which the Administrative Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

         (a)      All Accounts.

         (b)      All Inventory and other assets relating to such Inventory.

         (c) All Letter-of-Credit Rights arising from or relating to the Borrowers' Accounts and Inventory.

         (d) All Payment Intangibles arising from, relating to, or constituting proceeds of Accounts and Inventory.

         (e) All Supporting Obligations arising from, relating to, or constituting proceeds of Accounts and Inventory.

         (f) All Instruments arising from, relating to, or constituting proceeds of Account and Inventory.

         (g)      All Documents relating to the Borrowers' Inventory.

         (h) All Deposit Accounts in which any monies deposited therein arise from, relate to or constitute proceeds of Accounts and Inventory.

         (i) All Goods and Equipment (other than those located at the Excluded Real Estate unless utilized in the business of the Borrowers).

         (j)      All Chattel Paper.

         (k)      All Commercial Tort Claims.

         (l) Money, cash, policies and certificates of insurance, in each case, arising from, relating to, or constituting proceeds of Accounts and Inventory.

         (m) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, arising out of any of the foregoing (7-1(a) through 7-1(l)) or otherwise.

         (n) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (7-1(a) through 7-1(n)), including the right of stoppage in transit.

         (o) All books and records relating to any of the foregoing and all claims and causes of action relating to any of the foregoing.

         (p) All Investment Property (i) maintained in a Securities Account or Commodity Account (as such terms are defined in the UCC) designated by the Lead Borrower from time to time, so long as such Account is subject to a control agreement in favor of the Administrative Agent, such control agreement to be in form and substance satisfactory to the Administrative Agent; or (ii) that constitutes equity or other ownership interests in any Borrower that is pledged by another Borrower pursuant to a Pledge Agreement in form and substance satisfactory to the Administrative Agent.

Each Borrower shall mark its books and records as may be necessary or appropriate to evidence and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         7-2. EXTENT AND DURATION OF SECURITY INTEREST.

         (a) The security interest created and granted herein shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the Revolving Credit Commitment has been terminated.

         (b) The Administrative Agent and the Revolving Credit Lenders shall not be bound to inquire into the source of any funds deposited into a DDA, a Blocked Account or the Concentration Account by the Borrowers. Any amounts so deposited by the Borrowers shall conclusively be presumed to be proceeds of the Collateral and the Administrative Agent and the Revolving Credit Lenders shall not be under any liability or responsibility to determine whether the funds so deposited constitute proceeds of the Collateral.

         7-3. PERFECTION OF COLLATERAL INTEREST.

         (a) In addition to the provisions set forth in Section 4-24 hereof, each Borrower shall take all action that may be necessary or desirable, or that Administrative Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Administrative Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Encumbrances other than Permitted Encumbrances or other Encumbrances permitted under

Section 4-6, (ii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Administrative Agent may specify, and stamping or marking, in such manner as Administrative Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents, in each case to the extent evidencing or forming a part of the Collateral, (iii) entering into warehousing, lockbox, bailee and other custodial arrangements reasonably satisfactory to Agent, and (iv) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other applicable law.

         (b) Each of the Borrowers hereby irrevocably authorizes the Administrative Agent, and the Administrative Agent may at any time and from time to time file, without the signature of any Borrower in accordance with Section 9-509 of the UCC, any financing statements, continuation statements and amendments thereto that describe the Collateral of the applicable Borrower, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any applicable jurisdiction, or as being of an equal or lesser scope or with greater detail, and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Borrower agrees to furnish any such information to Administrative Agent promptly upon request. Administrative Agent shall endeavor to provide Borrower with written notice of the filing of financing statements, but any failure by Administrative Agent to do so shall affect the validity of such financing statement or result in no liability whatsoever to Agent.

         (c) Each Borrower shall, at any time and from time to time, take such steps as Administrative Agent may reasonably request (i) to obtain "control" of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (ii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral for the benefit of the Revolving Credit Lenders and of its rights therein. If any Borrower shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $5,000,000, such Borrower shall promptly notify Administrative Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Borrower shall be deemed to thereby grant to Administrative Agent for the benefit of the Revolving Credit Lenders (and each Borrower hereby grants to Agent, for the benefit of each Revolving Credit Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

         (d) Each Borrower hereby confirms and ratifies all UCC financing statements filed by Administrative Agent with respect to the Collateral and such Borrower.

         (e) All reasonable and actual charges, expenses and fees Administrative Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Loan Account as a Revolving Credit Loan and added to the Liabilities, or, at Agent's option, shall be paid to Administrative Agent for the ratable benefit of Revolving Credit Lenders immediately upon demand.

         7-4. PRESERVATION OF COLLATERAL.

         In addition to the rights and remedies set forth in Section 10 and 4-21, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent: (a) may at any time take such steps as Administrative Agent deems necessary to protect the Administrative Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Administrative Agent may deem appropriate; (b) may employ and maintain at any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the Administrative Agent's interests in the Collateral; (c) may lease warehouse facilities to which Administrative Agent may move all or part of the Collateral; (d) may use, and is hereby granted a license to use, at no cost or expense, all properties and assets of the Borrowers, including, without limitation, any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral, trade names, trademarks or other intellectual property, furniture, fixtures and other equipment) in connection with the sale, lease or other disposition of the Collateral or otherwise, further to Section 10-5 hereof; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's owned or leased property. Each Borrower shall cooperate fully with all of the Administrative Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Administrative Agent may direct. The Borrowers shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent in preserving the Collateral.

         7-5. OWNERSHIP OF COLLATERAL.

         With respect to the Collateral, at the time the Collateral becomes subject to the Administrative Agent's Collateral Interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to the Administrative Agent; and, except for those Encumbrances as set forth in Section 4-6 hereof, the Collateral shall be free and clear of all Encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to the Administrative Agent or any Revolving Credit Lender in connection with this Agreement shall be true and correct in all material respects; and (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same.

         7-6. DEFENSE OF ADMINISTRATIVE AGENT'S AND REVOLVING CREDIT LENDERS' INTERESTS.

         During the term of this Agreement, no Borrower shall, without the Administrative Agent's prior written consent, pledge, sell (except to the extent permitted in this Agreement), assign, transfer, create or suffer to exist an Encumbrance upon or encumber or allow or suffer to be encumbered in any way, except as set forth in Section 4-6, any part of the Collateral. Each

Borrower shall defend the Administrative Agent's interests in the Collateral against any and all Persons whatsoever. After the occurrence of a Cash Control Event, each Borrower shall, and the Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Administrative Agent holds a Collateral Interest to deliver same to the Primary Blocked Account, to the extent applicable, and otherwise to the Administrative Agent and/or subject to the Administrative Agent's order and, in any event, if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as the Administrative Agent's trustee, and such Borrower will immediately deliver them to the Administrative Agent in their original form together with any necessary endorsement.

         7-7. FINANCING STATEMENTS.

         Except as respects the financing statements filed by the Administrative Agent and the financing statements described on EXHIBIT 4-6, if any, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

         7-8. REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING LEGAL STATUS AND COLLATERAL.

         Each of the Borrowers (other than the Lead Borrower) only as to itself and on behalf of its Subsidiaries that are Borrowers represents and warrants, and the Lead Borrower jointly and severally represents and warrants, to the Administrative Agent and the Revolving Credit Lenders as follows (it being acknowledged and agreed that any breach by any one Borrower shall constitute a Default in accordance with the terms hereof as to this Agreement in its entirety and all Borrowers hereunder): (a) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the UCC, (b) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) no Borrower holds any commercial tort claim except as indicated on the perfection certificate delivered in connection with this Agreement (the "PERFECTION CERTIFICATE"), (d) all information set forth on the Perfection Certificate is accurate and complete in all material respects, and in any event contains sufficient information to permit the Administrative Agent to perfect its liens in the Collateral, and (e) there has been no material change in any of such information since the date on which the Perfection Certificate was signed by each Borrower.

         7-9. INVENTORIES, APPRAISALS AND AUDITS.

         (a) The Administrative Agent may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Borrower, provided that unless an Event of Default shall exist, in which case the Administrative Agent may so participate and/or observe at the Borrowers' expense, the Borrowers shall not be responsible for the costs and expenses of such participation and/or observation unless, at such time, Adjusted Excess Liquidity is less than $75,000,000.

         (b) The Borrowers, at their own expense, shall cause not less than one (1) physical inventory of each of their store locations and delivery centers to be undertaken in each twelve

(12) month period during which this Agreement is in effect. Each fiscal quarter, each of the Borrowers shall conduct a full inventory count at approximately twenty-five percent (25%) of its stores (so that all stores have been counted once in every twelve (12) month period).

                  (i) The Lead Borrower shall make available to the Administrative Agent the preliminary results of each such physical inventory within thirty (30) days following the completion of such inventory in accordance with current billing and tracking methods.

                  (ii) The Lead Borrower, within forty-five (45) days following the completion of such physical inventory, shall make available to the Administrative Agent a reconciliation of the results of each such physical inventory and shall post such results to the Borrowers' perpetual inventory system and, as applicable, to the Borrowers' other financial books and records in accordance with current billing and tracking methods.

                  (iii) The Administrative Agent, in its reasonable discretion, if any Default exists, may cause such additional inventories to be taken as the Administrative Agent reasonably determines (each, at the expense of the Borrowers).

         (c) The Administrative Agent may obtain appraisals of the Collateral from time to time, provided that prior to Default, such appraisals shall be made at reasonable times and upon reasonable notice, conducted by such appraisers as are reasonably satisfactory to the Administrative Agent. Unless an Event of Default shall exist, in which case the Administrative Agent may undertake appraisals at the Borrowers' expense, the Borrowers shall not be responsible for the costs and expenses of such appraisals unless, at the time any such appraisal is undertaken, Adjusted Excess Liquidity is less than $75,000,000.

         (d) The Administrative Agent may conduct commercial finance field examinations from time to time. Unless an Event of Default shall exist, in which case the Administrative Agent may conduct commercial finance examinations at the Borrowers' expense, the Borrowers shall not be responsible for the costs and expenses of such commercial finance examinations unless, at the time any such commercial finance examination is undertaken, Adjusted Excess Liquidity is less than $75,000,000.

         7-10. USE OF COLLATERAL.

         (i)      Use of Inventory Collateral.

            (a) No Borrower shall engage:

                  (1) In any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course or as permitted under this Agreement.

                  (2)      Sales or other dispositions to creditors.

                  (3) Sales or other dispositions in bulk other than in connection with any store closings, provided that in no event shall Inventory sold in bulk as a result of store closings after the Closing Date exceed, in the aggregate, fifteen percent (15%) of the Cost of the Borrowers' Inventory existing as of the Closing Date.

                  (4) Sales of any Collateral in breach of any provision of this Agreement.

          (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that such Inventory may be returned to a Borrower without the consent of the Administrative Agent (with the exception of the Borrowers' customary return policy applicable to the return of Inventory purchased by the Borrowers' retail customers in the ordinary course).

         (ii) Inventory Quality. All Inventory now owned or hereafter acquired by each Borrower and at the time included in the Borrowing Base is and will be of good and merchantable quality and saleable in the ordinary course of business without discount.

         (iii) Adjustments and Allowances. Each Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors as that Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrowers pursuant to this Section 7-10 may be limited or terminated by the Administrative Agent at any time during the existence of an Event of Default in the Administrative Agent's reasonable discretion.

         (iv) Validity of Accounts.

          (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by the Borrowers.

          (b) No Borrower has any knowledge of any impairment of the validity or collectibility of any of the Accounts included in the Borrowing Base. The Lead Borrower shall notify the Administrative Agent of any such impairment immediately after any Borrower becomes aware of any such impairment.

          (c) Except for Permitted Encumbrances, Standby L/Cs permitted hereunder and, to the extent applicable, in connection with other Encumbrances permitted under Section 4-6, no Borrower shall post any bond to secure any Borrower's performance under any agreement to which any Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Borrower (other than to the Administrative Agent) in the event of any Borrower's failure so to perform.

         (v) Notification to Account Debtors. The Administrative Agent shall have the right, during the existence of a Cash Control Event, to notify any of the Borrowers' Account Debtors to make payment directly to the Concentration Account if such arrangements are not already in effect in accordance with
Article 6 and to collect all amounts due on account of the Collateral. After the giving of any such notification, such Borrowers shall hold any proceeds of collection of any Collateral received by such Borrower as trustee for the Administrative Agent, for the benefit of the Revolving Credit Lenders and the Administrative Agent, without commingling the same with other funds of such Borrower and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments.

                  7-11. MARSHALLING.

         Neither the Administrative Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Liabilities or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that they lawfully may, each Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Liabilities or under which any of the Liabilities is outstanding or by which any of the Liabilities is secured or payment thereof is otherwise assured, and, to the extent that they lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.

         7.12 NOTICE OF TERMINATION.

         Upon termination of this Agreement, the Collateral Interest and all other Loan Documents, the Administrative Agent shall promptly deliver written notice of termination to (i) any and all of the credit card processors referenced in any and all credit card notifications sent by the Lead Borrower pursuant to Section 6-2(b) of this Agreement, (ii) any and all banks referenced in any and all DDA notifications sent by the Lead Borrower pursuant to Section 6-1(d)(i) of this Agreement, and (iii) any and all banks with which the Lead Borrower and the Administrative Agent have entered into Blocked Account Agreements pursuant to Section 6-1(d)(ii) and (iii) of this Agreement.

ARTICLE 8 - ADMINISTRATIVE AGENT AS BORROWER'S ATTORNEY-IN-FACT:

         8-1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Administrative Agent as that (acting through any of its officers) Borrower's true and lawful attorney, with full power of substitution, during the existence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower, but for the sole benefit of the Administrative Agent and the Revolving Credit Lenders. The rights and powers granted the Administrative Agent by this appointment include but are not limited to the right and power to:

         (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

         (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Administrative Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of the Lead Borrower, or other legal representative of a Borrower whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail.

         (c) Endorse the name of the relevant Borrower in favor of the Administrative Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

         (d) Sign the name of the relevant Borrower on any notice to that Borrower's Account Debtors or verification of the Receivables Collateral; sign the relevant Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

         (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.

         (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

         8-2. NO OBLIGATION TO ACT. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by
Section 8-1 herein, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9 - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 9 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 9-10, any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent. During the existence of any other Event of Default, the Administrative Agent may, and on the instruction of the Majority Lenders as provided in Section 12-1(b) shall, declare any and all Liabilities shall become immediately due and payable. The existence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Administrative Agent or any Revolving Credit Lender and any Borrower and instruments and papers heretofore, now, or hereafter given the Administrative Agent or any Revolving Credit Lender by any Borrower.

         9-1. FAILURE TO PAY THE REVOLVING CREDIT. The failure by any Borrower to pay when due any principal of the Revolving Credit (including, without limitation, any reimbursement for any drawing under any L/C).

         9-2. FAILURE TO MAKE OTHER PAYMENTS. The failure by any Borrower to pay when due (or upon demand, if payable on demand) any interest on, or fees in respect of, the Revolving Credit (including, without limitation, L/C fees) or any other payment Liability (other than any payment liability on account of the principal of the Revolving Credit), which failure continues for three (3) Business Days.

         9-3. FAILURE TO PERFORM CERTAIN COVENANTS OR LIABILITIES. The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof.

Section                            Relates to:
---------------------------------------------
4-6                       Encumbrances
4-7                       Indebtedness (if such failure to comply exists for more than three
                          Business Days)
4-19                      Dividends. Investments. Other Corporate Actions
6-4                       Proceeds and Collections

         9.4 FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD).

         (a) The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with the provisions of
Section 4-14, which failure continues for five (5) days after the Lead Borrower's receipt of written notice from the Administrative Agent.

         (b) The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with the provisions of
Article 5, which failure continues for ten (10) days after the Lead Borrower's receipt of written notice from the Administrative Agent, provided, however, the foregoing grace period shall not apply to the following requirements; rather such requirements shall have the benefit of only the following grace periods:

    REPORT/STATEMENT         REQUIRED BY SECTION               GRACE PERIOD              NUMBER OF GRACE PERIODS
----------------------------------------------------------------------------------------------------------------
Borrowing Base Certificates          5-4                     Three Business Day           Two in any 12 months
----------------------------------------------------------------------------------------------------------------
Monthly Reports                      5-5                     Five Business Days           Two in any 12 months
----------------------------------------------------------------------------------------------------------------
Quarterly Reports                    5-6                     Five Business Days           Two in any 12 months
----------------------------------------------------------------------------------------------------------------
Annual Reports                       5-7                     Five Business Days           One in any 12 months

         (c) The failure by any Borrower to perform any covenants under any Loan Document or any other Liabilities, in each case not described in any of Sections 9-1, 9-2, 9-3, 9-4(a) or 9-4(b), which failure continues for thirty
(30) days following the Lead Borrower's receipt of written notice from the Administrative Agent of the breach of any such covenants or Liabilities.

         9-5. MISREPRESENTATION. The failure of any representation or warranty at any time made by any Borrower to the Administrative Agent or any Revolving Credit Lender to be true and complete in all material respects when given.

         9.6. ACCELERATION OF OTHER DEBT. BREACH OF LEASE.

         (a) The occurrence of any event such that any Indebtedness of any Borrower in excess of $10,000,000.00 to any creditor other than the Administrative Agent or any Revolving Credit Lender could be accelerated (whether or not the subject creditor takes any action on account of such occurrence).

         (b) The termination of any Lease as the result of a default thereunder, which termination individually or in the aggregate with all other Lease terminations after the date hereof could reasonably be expected to have a materially adverse effect on the Borrowers' business or financial condition, taken as a whole.

         9-7. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to Collateral in excess of $10,000,000.00 in any fiscal year of the Borrowers.

         9-8. ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

         Except in connection with the Existing Litigation and only if and to the extent that (x) the Permitted Existing Litigation Amount does not exceed the amount disclosed to the Administrative Agent in writing, and (y) at the time any judgment or settlement amount is rendered or agreed to and at the time any such amount is required to be paid in connection with the Existing Litigation, and after giving effect to the payment thereof, the Excess Liquidity of the Borrowers is at least equal to $20,000,000:

         (a) The service of process upon the Administrative Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee or other process, funds in the aggregate in excess of $10,000,000.00 of any one or more Borrowers on deposit with, or assets of any Borrower in the possession of, the Administrative Agent or that Revolving Credit Lender or such Participant unless contested in good faith by the Borrower in appropriate proceedings.

         (b) The entry of any judgment against any Borrower, which, when aggregated with all other such judgments exceeds $10,000,000.00 (unless adequately insured by a solvent unaffiliated insurance company that has acknowledged coverage), and which judgment is not satisfied (if a money judgment), bonded, or appealed from (with execution or similar process stayed) within twenty (20) days of its entry.

         (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course and which has, or could reasonably be expected to have, a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         9-9. BUSINESS FAILURE. Any act by, against, or relating to any Borrower, or its property or assets, which act constitutes the determination, by any Borrower, to initiate a program of substantial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any substantial part of any Borrower's business or operations; provided that if any of the foregoing is commenced against a Borrower, no Event of Default shall be deemed to have arisen hereunder if such action is timely contested in good faith by that Borrower by appropriate proceedings and is terminated or dismissed within sixty (60) days of when commenced.

         9-10. BANKRUPTCY . The failure by any Borrower to generally pay the debts of that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which any Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

         9-11. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, the effect of which could reasonably be expected to have a material adverse effect upon the Borrowers' condition (financial or otherwise), business, operations, assets or income, taken as a whole.

         9-12. CHALLENGE TO LOAN DOCUMENTS.

         (a) Any challenge by or on behalf of any Borrower of the Liabilities to the validity of any Loan Document or the enforceability of any Loan Document strictly in accordance with the subject Loan Document's material terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

         (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's material terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         9-13. CHANGE IN CONTROL. Any Change in Control.

         ARTICLE 10 - RIGHTS AND REMEDIES UPON DEFAULT:

         10-1 ACCELERATION. During the existence of any Event of Default as described in Section 9-10, the Revolving Credit Commitments shall be terminated and all Liabilities of the Borrower to the Revolving Credit Lenders shall be immediately due and payable. During the existence of any Event of Default other than as described in Section 9-10, the Administrative Agent may (and on the issuance of Notice(s) of Acceleration, the Administrative Agent shall) terminate the Revolving Credit Commitments and declare all Liabilities of the Borrowers to the Revolving Credit Lenders to be immediately due and payable and may exercise all of the Administrative Agent's Rights and Remedies as the Administrative Agent from time to time thereafter determines as appropriate.

         Notwithstanding the foregoing or the provisions of Section 10-2, the Administrative Agent and the Revolving Credit Lenders agree that in the event of an Event of Default (1) as a result of the Lead Borrower's failure to deliver the financial statements required to be delivered pursuant to Section 5-5, 5-6 or 5-7, or (2) under Section 9-3 (other than Sections 4-6 and 6-4) 9-6, 9-7 or 9-8 (the items set forth in subclauses (1) and (2) collectively referred to as the "Excess Liquidity Defaults"), the Administrative Agent and the Lenders will not exercise any remedies against the Borrowers as a result of such Excess Liquidity Defaults so long as within one Business Day of the issuance of written notice with respect to such Excess Liquidity Defaults, the Borrowers (x) have deposited with the Administrative Agent, and shall maintain with the Administrative Agent, cash collateral in an aggregate amount at least equal to all outstanding Liabilities (including, in any event, 105% of the amount of any outstanding L/Cs), (y) shall have provided evidence satisfactory to the Administrative Agent that the Excess Liquidity is at least equal to $75,000,000, and (z) shall be attempting in good faith to expediently resolve any issues that are causing the delay in delivery of the financial statements or, with respect to the other Excess Liquidity Defaults, is attempting in good faith to cure the particular Excess Liquidity Default to the extent such Event of Default is susceptible of cure (any period of time during which all such conditions are met and continue to be met being referred to as the "Hold Period"). During any Hold Period, the Borrowers acknowledge and agree that the Revolving Credit Lenders shall be under no obligation to make Revolving Credit Loans hereunder, provided that the Lenders and the Issuer agree that L/Cs will continue to be issued at the request of the Borrowers in accordance with the terms hereof so long as prior to the issuance thereof, the Borrowers have provided additional cash collateral to the Administrative Agent equal to 105% of the face amount of any new L/C.

         10-2. RIGHTS OF ENFORCEMENT. During the existence of any Event of Default, the Administrative Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Administrative Agent shall have all and each of the following rights and remedies:

         (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Administrative Agent.

         (b) To give notice to any customs broker of any of the Borrowers to follow the instructions of the Administrative Agent as provided in any written agreement or undertaking of such broker in favor of the Administrative Agent.

         (c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

         (d) To take possession of all or any portion of the Collateral, or any indicia of the Collateral.

         (e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Administrative Agent deems advisable and with or without the taking of possession of any of the Collateral.

         (f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral, subject to the rights of lessors under any Leases and applicable law.

         (g) To apply the Proceeds of the Collateral in reduction of the Liabilities.

         (h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         In connection with the taking of any enforcement action by the Administrative Agent during the continuance of an Event of Default, to the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or Encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or
(l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 10-2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent 's duties under the UCC or the Uniform Commercial Code of any other relevant jurisdiction in the Administrative Agent 's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this
Section 10-2. Without limitation upon the foregoing, nothing contained in this
Section 10-2 shall be construed to grant any rights to any Borrower or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 10-2.

         10-3. SALE OF COLLATERAL AFTER EVENT OF DEFAULT.

         (a) Any sale or other disposition of the Collateral after an Event of Default may be conducted at public or private sale upon such terms and in such manner as the Administrative Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Administrative Agent's disposition of the Collateral.

         (b) The Administrative Agent, in the exercise of the Administrative Agent's rights and remedies during the existence of an Event of Default, may conduct one or more going out of business sales, in the Administrative Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased or occupied by any Borrower, subject to the rights of lessors under any Leases and applicable law.

         (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Lead Borrower such notice as may be practicable under the circumstances), the Administrative Agent shall give the Lead Borrower at least ten (10) days' prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Administrative Agent's rights and remedies upon default.

         (d) The Administrative Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it, at any sale held under this Article.

         (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Administrative Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

         (f) The Administrative Agent shall apply the proceeds of the Administrative Agent's exercise of its rights and remedies upon default pursuant to this Article 10 in accordance with Sections 12-6 and 12-7.

         10-4. OCCUPATION OF BUSINESS LOCATION. In connection with the Administrative Agent's exercise of the Administrative Agent's rights under this
Article 10, during the existence of an Event of Default, the Administrative Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower (other than the Excluded Real Estate unless Collateral is maintained at any such premises), subject to the rights of lessors under any Leases and applicable law. The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent's taking possession thereof. In no event shall the Administrative Agent be liable to any Borrower for use or occupancy by the Administrative Agent of any premises pursuant to this Article 10, nor for any charge (such as wages for any Borrower's employees and utilities) incurred in connection with the Administrative Agent's exercise of the Administrative Agent's Rights and Remedies, unless a final judicial determination has been or is made (in a proceeding in which the Administrative Agent has had an opportunity to be heard) that the Administrative Agent had acted in a grossly negligent manner or in willful misconduct.

         10-5. GRANT OF NONEXCLUSIVE LICENSE. Each Borrower hereby grants to the Administrative Agent a royalty-free nonexclusive irrevocable license during the existence of an Event of Default and subject to the rights of any third Person (including, without limitation, any lessor under a Lease) and Applicable Law (a) to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Administrative Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the sale or other disposition of Inventory, and (b) to use any or all furniture, fixtures and equipment located at any of the stores or other leased facilities of the Borrowers in connection with any completion of the sale or other disposition of Inventory, and (c) to use any or all intellectual property, general intangibles (including, without limitation, the Borrowers' trade names), books, records, and information relating to the Collateral and/or to the operation of each Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained, and other assets of each Borrower. No Borrower shall enter into any agreement, license or contract with any Person the terms of which would be inconsistent with this Section 10-5 or prohibit the Administrative Agent from having the benefits of this Section 10-5.

         10-6. ASSEMBLY OF COLLATERAL. The Administrative Agent may require any Borrower to assemble the Collateral and make it available to the Administrative

Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and the Lead Borrower.

         10-7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the "ADMINISTRATIVE AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Administrative Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any person, at any time, shall preclude the other or further exercise of the Administrative Agent's Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Administrative Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Administrative Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 11 - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

         11-1. REVOLVING CREDIT FUNDING PROCEDURES.

         (a) The Administrative Agent shall advise each Revolving Credit Lender, no later than 1:30PM on a date on which any Revolving Credit Loan is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

         (b) Subject to that Revolving Credit Lender's Revolving Credit Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject Revolving Credit Loan to the Administrative Agent.

         11-2. ADMINISTRATIVE AGENT'S COVERING OF FUNDINGS:

         (a) Each Revolving Credit Lender shall make available to the Administrative Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Commitment Percentage of the following:

                  (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Commitment of the Revolving Credit Loans.

                  (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

         (b)      In all circumstances, the Administrative Agent may:

                  (i)      Assume that each Revolving Credit Lender, subject to
                           Section 11-2(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Commitment Percentage of each Revolving Credit Loan, notice of which is provided pursuant to Section 11-1.

                  (ii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

                  (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

         (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available, a Revolving Credit Lenders Revolving Credit Commitment Percentage of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Administrative Agent within one (1) Business Day of written notice of such failure, then:

                  (i) The amount which had been made available by the Administrative Agent is an "ADMINISTRATIVE AGENT'S COVER" (and is so referred to herein).

                  (ii) All interest paid by the Borrowers on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

                  (iii) The Delinquent Revolving Credit Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Revolving Credit Lender

                  (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to
                           Section 11-3(a) (which relates to ordinary course distributions) or Section 12-6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

                  (v) Subject to Subsection 11-2(c)(iv), the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Section 11-2(c)(ii), above.

         (d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).

         (e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Administrative Agent the aggregate of the following:

                  (i) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 11-2(c)(iv), above) with respect to that Delinquent Revolving Credit Lender.

                           Plus

                  (ii) The aggregate of the amount payable under Subsection 11-2(c)(iii), above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                           Plus

                  (iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Revolving Credit Lender.

         11-3. ORDINARY COURSE DISTRIBUTIONS. (This Section 11-3 applies, and sets forth rights and obligations amongst the Lenders only, unless the provisions of Section 12-6 (which relates to distributions in the event of a Liquidation) becomes operative).

         (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option) the Administrative Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account or otherwise paid by the Borrowers.

         (b) The Administrative Agent shall distribute to each Revolving Credit Lender, such Person's respective pro-rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in Section 6-5(a), which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Administrative Agent has distributed to that Revolving Credit Lender its pro-rata share thereof.

         (c) The Administrative Agent shall distribute L/C fees and Unused Fees paid on account of the Revolving Credit to the Revolving Credit Lenders pro rata based upon their respective Revolving Credit Commitment Percentages.

         (d) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Revolving Credit Commitment Fee or the Administrative Agent's Fee to be paid by the Borrowers to the Administrative Agent pursuant to this Agreement. Each Revolving Credit Lender shall be paid such fees upon becoming a Revolving Credit Lender hereunder as may be agreed between such Revolving Credit Lender and the Arranger.

         (e) Any amount received by the Administrative Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

         (f)      Each distribution pursuant to this Section 11-3 is subject to
Section 11-2(c), above.

ARTICLE 12 - ACCELERATION AND LIQUIDATION:

         12.1 ACCELERATION NOTICES.

         (a) The Administrative Agent may give the Revolving Credit Lenders a Notice of Acceleration at any time during the existence of an Event of Default.

         (b) The Majority Lenders may give the Administrative Agent a Notice of Acceleration at any time during the existence of an Event of Default. Such notice may be by multiple counterparts.

         12.2 ACCELERATION. Unless stayed by judicial or statutory process, the Administrative Agent shall accelerate the time for payment of the Liabilities and declare the Liabilities immediately due and payable in full within a commercially reasonable time following:

         (a) The Administrative Agent's giving of a Notice of Acceleration to the Revolving Credit Lenders as provided in Section 12-1(a).

         (b) The Administrative Agent's receipt of a Notice of Acceleration from the Majority Lenders, in compliance with Section 12-1(b) .

         12-3. INITIATION OF LIQUIDATION.Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Administrative Agent within a commercially reasonable time following acceleration of the Liabilities.

         12-4. ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION.

         (a) At the initiation of a Liquidation, the Administrative Agent and the Revolving Credit Lenders shall net out each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans and advances.

         (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Commitment Percentage of such honoring.

         12-5. ADMINISTRATIVE AGENT'S CONDUCT OF LIQUIDATION.

         (a) Any Liquidation shall be conducted by the Administrative Agent, with the advice and assistance of the Revolving Credit Lenders.

         (b) The Administrative Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset, provided that the Administrative

Agent may "bid in" for any such assets only at such prices as may be directed by the Majority Lenders.

         (c) The Administrative Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Administrative Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Administrative Agent determines is appropriate under the circumstances.

         (d) The Administrative Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Administrative Agent or any Revolving Credit Lender) unless indemnified to the Administrative Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking or continuing to take that course of action or action plan.

         (e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

         12-6. DISTRIBUTION OF LIQUIDATION PROCEEDS.

         (a) During the existence of an Event of Default, the Administrative Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Administrative Agent in the exercise of rights as a secured creditor of the Borrowers and prior claims which the Administrative Agent reasonably anticipates may need to be paid.

         (b) The Administrative Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 12-7.

         (c) Each Revolving Credit Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Administrative Agent and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Administrative Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

         12-7. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION The relative priorities to the proceeds of a Liquidation are as follows:

         (a) To the Administrative Agent as reimbursement for all reasonable third party costs and expenses incurred by the Administrative Agent and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 12-6(a); and then

         (b) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then

         (c) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Revolving Credit; and then

         (d) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then

         (e) To any Delinquent Revolving Credit Lenders, pro-rata, to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 12-7(c), 12-7(d), and 12-7(e); and then

         (f)      To any Liabilities in respect of Hedge Agreements; and then

         (g) To any other Liabilities then outstanding (including, without limitation on account of any claims then threatened or asserted against the Administrative Agent, the Issuing Bank, or any Revolving Credit Lender for which the Borrowers are obligated to provide an indemnity).

         (h)      To the Lead Borrower.

ARTICLE 13 - THE ADMINISTRATIVE AGENT:

         13-1. APPOINTMENT OF THE ADMINISTRATIVE AGENT

         (a) Each Revolving Credit Lender appoints and designates Fleet Retail Group, Inc. as the "Administrative Agent" hereunder and under the Loan Documents.

         (b)      Each Revolving Credit Lender authorizes the Administrative
Agent:

                  (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Administrative Agent is a party.

                  (ii) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Administrative Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

         13-2. RESPONSIBILITIES OF ADMINISTRATIVE AGENT; OTHER AGENTS

         (a) The Administrative Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement.

         (b) Neither the Administrative Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

                  (i) Any recitals, statements, representations or warranties made by any Borrower or any other Person.

                  (ii) Any appraisals or other assessments of the assets of any Borrower or of any other Person responsible for or on account of the Liabilities.

                  (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

                  (iv) Any failure by any Borrower or any other Person (other than the Administrative Agent) to perform its obligations under the Loan Documents.

         (c) The Administrative Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible to the Revolving Credit Lenders for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Administrative Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

         (d) Neither the Administrative Agent, nor any of its directors, officers, or employees, shall be responsible for any action taken or omitted to be taken by any of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         (e) The Administrative Agent shall not have any responsibility in any event for more funds than the Administrative Agent actually receives and collects.

         (f) The Administrative Agent, in its separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

         13-3. CONCERNING DISTRIBUTIONS BY THE ADMINISTRATIVE AGENT

         (a) The Administrative Agent in the Administrative Agent's reasonable discretion based upon the Administrative Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

         (b) The Administrative Agent may disburse funds prior to determining that the sums which the Administrative Agent expects to receive have been finally and unconditionally paid to the Administrative Agent. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that the Administrative Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Administrative Agent made the funds available, on demand from the Administrative Agent, shall refund to the Administrative Agent the sum paid to that person.

         (c) If, in the opinion of the Administrative Agent, the distribution of any amount received by the Administrative Agent might involve the Administrative Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Administrative Agent may refrain from making distribution until the Administrative Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

         (d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 12-7.

         (e) Each Revolving Credit Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.

         (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the Majority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Administrative Agent which had made such distribution, that Revolving Credit Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

         13-4. DISPUTE RESOLUTION: Any dispute among the Revolving Credit Lenders and/or the Administrative Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

         13-5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS. The Administrative Agent will forward to each Revolving Credit Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 5 of this Agreement, other than any of the following:

         (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/Cs.

         (b)      Routine or nonmaterial communications.

         (c) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Administrative Agent.

         13-6. CONFIDENTIAL INFORMATION

         (a) Each Revolving Credit Lender will maintain, as confidential, all of the following:

                  (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

                  (ii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.

         (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

         13-7. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Administrative Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Administrative Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

         13-8. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER REVOLVING CREDIT LENDERS

         (a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Administrative Agent that such Revolving Credit
Lender:

                  (i) Independently and without reliance on any representation or act by the Administrative Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit

                           Lender's own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement.

                  (ii) Has relied upon that Revolving Credit Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

         (b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Administrative Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrowers when determining whether to take or not to take any discretionary action under this Agreement.

         (c) The Administrative Agent, in the discharge of the Administrative Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

         (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Administrative Agent hereunder (as to which, see Section 13-5), the Administrative Agent shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of the Administrative Agent or any Affiliate of the Administrative Agent.

         (e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Administrative Agent, which documents relate to the Administrative Agent's performance of its duties hereunder.

         13-9. INDEMNIFICATION. Without limiting the liabilities of the Borrowers under this or any of the other Loan Documents, each Revolving Credit Lender shall indemnify the Administrative Agent, pro rata based upon their respective Revolving Credit Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Administrative Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Revolving Credit Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Administrative Agent as to which a final judicial determination has been or is made (in a proceeding in which the Administrative Agent has had an opportunity to be heard) that the Administrative Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

         13-10. RESIGNATION OF ADMINISTRATIVE AGENT.

         (a) The Administrative Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor to such Administrative Agent, which shall be a Revolving Credit Lender (and if no Event of Default has occurred, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Administrative Agent within seven (7) Business Days notice of such proposed appointment). If a successor Administrative Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Administrative Agent, then the resigning Administrative Agent may appoint a successor Administrative Agent, which shall be a financial institution having a combined capital and surplus in excess of $300,000,000. The consent of the Lead Borrower otherwise required by this Section 13-10(a) shall not be required if an Event of Default has occurred.

         (b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Administrative Agent so replaced, and the (resigning) Administrative Agent shall be discharged from the (resigning) Administrative Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Administrative Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

         (c) After any resigning Administrative Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the resigning Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. The Administrative Agent acknowledges that on the Closing Date, no Administrative Agent's Fee will be payable by the Borrowers and will only be payable in accordance with Section 2-13.

ARTICLE 14 - ACTION BY ADMINISTRATIVE AGENT - CONSENTS - AMENDMENTS - WAIVERS:

         14-1. ADMINISTRATION OF CREDIT FACILITIES

         (a) Except as otherwise specifically provided in this Agreement, the Administrative Agent may take any action in accordance with applicable law with respect to the credit facility contemplated by the Loan Documents as the Administrative Agent determines to be appropriate, provided, however, the Administrative Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

         (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Administrative Agent's discretion, the Administrative Agent shall have the sole right, in accordance with the standards set forth herein to the extent applicable, to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lenders:

Actions Described in Section                Type of Consent Required
--------------------------------------------------------------------
          14-2                              Majority Lenders
          14-3                              Unanimous Consent of Revolving Credit Lenders
          14-4                              Consent of Issuer
          14-5                              Consent of the Administrative Agent

         (c) The rights granted to the Revolving Credit Lenders in those sections referenced in Section l4-l (b) shall not otherwise limit or impair the Administrative Agent's exercise of its discretion under the Loan Documents.

         14-2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

         14-3. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT. None of the following may take place except with the Consent of each Revolving Credit Lender adversely affected thereby or with Unanimous Consent:

         (a) Any increase in any Revolving Credit Lender's Revolving Credit Commitment or Revolving Credit Commitment Percentage (other than by reason of the application of Section 14-8 (which deals with NonConsenting Revolving Credit Lenders) or Section 15-1 (which deals with assignments and participations)), or the increase of the Revolving Credit Ceiling to an amount in excess of $60,000,000.00.

         (b) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

         (c)      Any extension of the Maturity Date.

         (d)      Any forgiveness of all or any portion of any payment
Liability.

         (e) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Administrative Agent's Fee (for which the consent of the Administrative Agent shall also be required) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Lead Borrower on the one hand, and the Administrative Agent on the other)).

         (f) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

         (g) Any amendment of the definition of the terms "Borrowing Base" or of any definition of any component thereof, such that more credit would be available to the Borrowers, based on the. same assets, as would have been available to the Borrowers immediately prior to such amendment, it being understood, however, that:

                  (i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

                  (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

         (h) Any release of any Person obligated on account of the Liabilities.

         (i) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permissible OverLoan, provided, however,

                  (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

                  (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible OverLoan, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

         (j) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible OverLoan or to eliminate an OverLoan.

         (k)      Any amendment of this Article 14.

         (l)      Amendment of any of the following Definitions:

                           "Appraised Inventory Liquidation Value"

                           "Appraised Inventory Percentage"

                           "Majority Lenders"

                           "Permissible OverLoan"

                           "Unanimous Consent"

         14-4. ACTIONS REQUIRING ISSUER CONSENT. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Issuer may be undertaken without the Consent of the Issuer.

         14-5. ACTIONS REQUIRING ADMINISTRATIVE AGENT'S CONSENT.

         (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Administrative Agent in its capacity as Administrative Agent may be undertaken without the written consent of the Administrative Agent.

         (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         14-6. MISCELLANEOUS ACTIONS.

         (a) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to any Borrower.

         (b) The Administrative Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Administrative Agent shall first

                  (i) receive such clear, unambiguous, written instructions as the Administrative Agent deems appropriate; and

                  (ii) be indemnified to the Administrative Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

         (c) The Administrative Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Administrative Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite percentage of the Revolving Credit Commitments has provided its direction, Consent, or instructions.

         14-7.    ACTIONS REQUIRING LEAD BORROWER'S CONSENT.

         (a) The Lead Borrower's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Lead Borrower:

Article                            Title of Article
   11                              Revolving Credit Fundings and Distributions
   12                              Acceleration and Liquidation
   13-1                            The Administrative Agent
   14                              Action By Administrative Agent - Consents - Amendments -
                                   Waivers (other than Section 14-1 and this Section 14-7)

         14-8. NONCONSENTING REVOLVING CREDIT LENDER.

         (a) In the event that a Revolving Credit Lender (in this Section 14-8, a "NONCONSENTING REVOLVING CREDIT LENDER") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 14, then subject to the prior consent of the Administrative Agent, one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 15-1, below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Administrative Agent and to the NonConsenting Revolving Credit Lender.

         (b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Administrative Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:

                  (i) Such NonConsenting Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.

                  (ii) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.

                  (iii) Any out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrowers.

         (c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Administrative Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section 14-8(b), then:

                  (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.

                  (ii) The Revolving Credit Note held by the NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

                  (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

                  (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

         (d) In the event that more than one (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lenders commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages, with the Administrative Agent coordinating such transaction.

         (e) The Administrative Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section 15-2(b) shall be due under such circumstances.

ARTICLE 15 - ASSIGNMENTS BY REVOLVING CREDIT LENDERS:

         15-1. ASSIGNMENTS AND ASSUMPTIONS.

         (a) Except as provided herein, each Revolving Credit Lender (in this Section 15-1(a), an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section 15-1(a), each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:

                  (i) The Administrative Agent (and if no Event of Default then exists, the Lead Borrower) shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, provided that any assignment complying with all other terms of this Article 15 to a Person then a Revolving Credit Lender shall not be subject to the prior consent of the Administrative Agent or the Lead Borrower.

                  (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

                  (iii) Following the effectiveness of such assignment, the Assigning Revolving Credit Lender's Dollar Commitment (if not an assignment of all of the Assigning Revolving Credit Lender's Commitment) shall not be less than $5,000,000.

The parties acknowledge and agree that any consent right of the Borrowers under this Section 15 shall not apply to any sale, assignment or other transfer by the Administrative Agent or any Revolving Credit Lender of this Agreement and its rights, powers, privileges, obligations and duties hereunder if such sale, assignment or other transfer is in connection with the sale to, merger with or other acquisition by a third party financial institution of such Administrative Agent or Revolving Credit Lender.

         15-2. ASSIGNMENT PROCEDURES. (This Section 15-2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 15 and permitted by Section 15-1).

         (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 15-2, annexed hereto.

         (b) The Assigning Revolving Credit Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Administrative Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

         (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Commitment Percentage and Revolving Credit Commitment Percentage of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Administrative Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

         (d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

         15-3. EFFECT OF ASSIGNMENT.

         (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

                  (i)      The Assignee Revolving Credit Lender:

                           (A) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                           (B) Shall have the rights of a Revolving Credit Lender hereunder to the extent of the Revolving Credit Commitment Percentage and Revolving Credit Commitment Percentage assigned by such Assignment and Acceptance.

                  (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lenders obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

                  (iii) The Administrative Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

         (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE 16 - NOTICES:

         16-1. NOTICE ADDRESSES.

         All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Administrative Agent:

         Fleet Retail Group, Inc.
         40 Broad Street
         Boston, Massachusetts 02109
         Attention: Alexis MacElhiney

         Fax: (617) 434-4339

With a copy to:

         Goulston & Storrs, P.C.
         400 Atlantic Avenue
         Boston, MA  02110
         Attention: Philip A. Herman, Esquire
Fax: (617) 574-7592

If to the Lead Borrower
And All Borrowers:

         Claire's Stores Inc.
         3 Southwest 129th Avenue
         Pembroke Pines, FL  33027
         Attention:  Ira Kaplan, Chief Financial Officer
         Fax: (954) 433-3999

With a copy to:

         Greenberg Traurig, P.A.
         1221 Brickell Avenue
         Miami, FL 33131
         Attention: Rebecca Orand
         Fax:: (305) 961-5557

         16-2. NOTICE GIVEN.

         (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

                  (i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

                  (ii) By recognized overnight express delivery: the Business Day following the day when sent.

                  (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

                  (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

         (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 17 - TERM:

         17-1. TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2-5(g) hereof) until the Termination Date.

         17-2. ACTIONS ON TERMINATION.

         (a) On the Termination Date, the Borrowers shall, and hereby promise to, pay the Administrative Agent (whether or not then due), in immediately available funds, all Liabilities then due and owing, including, without limitation, the following:

                  (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans).

                  (ii) Any then remaining installments of the Administrative Agent's Fee.

                  (iii) Any payments due on account of the indemnification obligations included in Section 2-9(f).

                  (iv)     Any accrued and unpaid Unused Fee.

                  (v) All unreimbursed costs and expenses of the Administrative Agent and of Lenders' Special Counsel for which each Borrower is responsible.

         (b) On the Termination Date, the Borrowers shall deposit with the Administrative Agent cash in an amount equal to 105% of the amount of any L/Cs then outstanding.

         (c) Until such payment (Section 17-2(a)) and arrangements concerning L/Cs (Section 17-2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower, shall remain in full force and effect until all Liabilities shall have been paid in full.

         (d) The release by the Administrative Agent of the Collateral Interests granted the Administrative Agent by the Borrowers hereunder may be upon such conditions and indemnifications as the Administrative Agent may reasonably require.

ARTICLE 18 - GENERAL:

         18-1. PROTECTION OF COLLATERAL. The Administrative Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Administrative Agent.

         18-2. PUBLICITY. The Administrative Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Lead Borrower (and may utilize any logo or other distinctive symbol associated with each Borrower with the Borrower's consent, which will not be unreasonably withheld) in connection with any advertising, promotion, or marketing undertaken by the Administrative Agent. The Administrative Agent will endeavor to provide to the Lead Borrower a copy of any such advertising, promotion or marketing to the extent practicable, but shall have no liability for the failure to do so.

         18-3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers and their respective representatives, successors, and assigns and shall inure to the benefit of the Administrative Agent and each Revolving Credit Lender and their respective successors and permitted assigns, provided, however, no trustee or other fiduciary appointed with respect to any Borrower shall have any rights hereunder, and provided further that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder. In the event that the Administrative Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder, provided that any such assignment shall be made in accordance with Section 15-1.

         18-4. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         18-5. AMENDMENTS. COURSE OF DEALING.

         (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Borrower and the Administrative Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Administrative Agent or any Revolving Credit Lender to give notice to the Lead Borrower of any Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

         (b) Each Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to
Article 14, no consent, modification,
amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         (c) Each reference in the Loan Documents to the exercise of discretion or the like by the Administrative Agent or any Revolving Credit Lender shall be to such Person's exercise of its judgment, in good faith, based upon such Person's consideration of any such factors as the Administrative Agent or that Revolving Credit Lender, determines, acting in a commercially reasonable manner, as having a material bearing on credit risks associated with the providing of Revolving Credit Loans and financial accommodations to the Borrowers, taking into account information of which that Person then has actual knowledge. The burden of establishing the failure of the Administrative Agent or any Revolving Credit Lender to have acted in a commercially reasonable manner in such Person's exercise of such discretion shall be the Borrowers'.

         18-6. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Borrower hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in accordance with applicable law during the existence of an Event of Default in connection with the exercise of such powers. All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

         18-7. APPLICATION OF PROCEEDS. In the event of an Event of Default, the proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, however, with Sections 12-6 and 12-7 and any other applicable provisions of this Agreement. The Borrowers shall remain liable for any deficiency remaining following such application.

         18-8. INCREASED COSTS. In connection with the Loans and L/Cs, if, as a result of any change in any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

         (a) subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent or any Revolving Credit Lender under this Agreement (except for taxes on the Administrative Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Revolving Credit Lender are located);

         (b) imposes, modifies or deems applicable, in connection with the Loans and L/Cs, any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

         (c) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

         (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities; and

         (e) the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, within thirty (30) days after receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

         (f) Any such increased cost amounts described in this Section 8-8 shall, to the extent applicable, be apportioned among the applicable Revolving Credit Lender's other similarly situated customers.

         18-9. COSTS AND EXPENSES OF THE ADMINISTRATIVE AGENT.

         (a) The Borrowers shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) which are incurred by the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

         (b) The Borrowers shall pay from time to time on demand all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred, during the existence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.

         (c) Each Borrower authorizes the Administrative Agent to pay all such fees and expenses and, in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

         (d) The undertaking on the part of each Borrower in this Section 18-9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the

Administrative Agent in favor of any Borrower, other than a termination, release, or discharge which makes specific reference to this Section 18-9.

         18-10. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relate thereto which have been or may be hereinafter furnished the Administrative Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Administrative Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         18-11. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         18-12. CONSENT TO JURISDICTION.

         (a) Each Borrower agrees that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County, Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Administrative Agent may elect in the Administrative Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

         (b) Each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

         (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

         (d) Nothing herein shall affect the right of the Administrative Agent to bring legal actions or proceedings in any other competent jurisdiction.

         (e) Each Borrower agrees that any action commenced by any Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County, Massachusetts or in the United

States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         18-13. INDEMNIFICATION. Each Borrower shall indemnify, defend, and hold the Administrative Agent and each Revolving Credit Lender and any Participant and any of their respective employees, officers, or agents (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by any Borrower, any guarantor or endorser, if any, of the Liabilities, or any other Person on account of the relationship of the Borrowers or of any other guarantor or endorser of the Liabilities, including of and from all costs, expenses, liabilities, and damages (including, without limitation, reasonable attorneys' fees, expenses, and disbursements in connection therewith) as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the Loan Documents; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of which claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner, in actual bad faith or in intentional breach of its obligations under this Agreement. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this Section 18-13.

         18-14. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

         (a) Words in the singular include the plural and words in the plural include the singular.

         (b) Titles, headings (indicated by being underlined or shown in ALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

         (c)      The words "includes" and "including" are not limiting.

         (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limiting.

         (e) Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

         (f)      The words "may not" are prohibitive and not permissive.

         (g) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

         (h) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

         (i)      The symbol "$" refers to United States Dollars.

         (j) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

         (k) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

         (l) Except as otherwise specifically provided, all references to time are to Boston time.

         (m) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

         (i) Unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

         (ii)     The word "from" means "from and including".

         (iii)    The words "to" and "until" each mean "to, but excluding".

         (iv)     The word "through" means "to and including".

         (n) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 18-15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         18-15. INTENT.

         It is intended that:

         (a)      This Agreement take effect as a sealed instrument.

         (b) The scope of all Collateral Interests created by any Borrower to secure the Liabilities be broadly construed in favor of the Administrative Agent.

         (c) All Collateral Interests created in favor of the Administrative Agent at any time and from time to time by any Borrower secure all Liabilities, whether now existing or contemplated or hereafter arising.

         (d) Except as expressly provided in Sections 7-9(a), (c) and (d), all reasonable costs, expenses, and disbursements incurred by the Administrative Agent and, to the extent provided in Section 18-9 each Revolving Credit Lender, in connection with such Person's relationship(s) with any Borrower shall be borne by the Borrowers.

         (e) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Borrower which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion.

         18-16. PARTICIPATIONS: Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Revolving Credit Lender's interests herein, provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis the Administrative Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Administrative Agent to any Person other than a Revolving Credit Lender.

         18-17. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Borrower from the Administrative Agent or any Revolving Credit Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Borrower to the Administrative Agent and such Revolving Credit Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time an Event of Default exists, whether or not such are then due and whether or not other collateral is then available to the Administrative Agent or that Revolving Credit Lender.

         18-18. PLEDGES TO FEDERAL RESERVE BANKS. Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section
341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

         18-19. MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither the Administrative Agent nor any Revolving Credit Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         18-20. WAIVERS.

         (a) The Borrowers make each of the waivers included in Section 18-20(b), below, knowingly, voluntarily, and intentionally, and understand that the Administrative Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

         (b)      EACH BORROWER RESPECTIVELY WAIVES THE FOLLOWING:

                  (i) Except as otherwise specifically required hereby or by applicable law, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

                  (ii) Except as otherwise specifically required hereby or by applicable law, the right to notice and/or hearing prior to the Administrative Agent's exercising of the Administrative Agent's rights upon default.

                  (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER OR ANY OTHER PERSON AND THE ADMINISTRATIVE AGENT OR ANY REVOLVING CREDIT LENDER (EACH OF WHOM LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY). THE ADMINISTRATIVE AGENT AND THE REVOLVING CREDIT LENDERS LIKEWISE WANE ANY SUCH RIGHT TO A JURY.

                  (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy

                           Code) with respect to any action which the Administrative Agent may or may become entitled to take hereunder.

                  (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

                  (vi) Any claim to consequential, special, or punitive damages.

         18-21 ADDITIONAL WAIVERS.

         (a) The Liabilities are the joint and several obligations of each Borrower. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by (i) the failure of the Administrative Agent or any Revolving Credit Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Borrower under the provisions of this Agreement, any other Loan Document or otherwise,
(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Liabilities under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent.

         (b) The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Liabilities), including any claim of waiver, release, surrender, alteration or compromise of any of the Liabilities, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Liabilities or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Revolving Credit Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Liabilities, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the indefeasible payment in full in cash of all the Liabilities).

         (c) To the fullest extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of the Liabilities or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, other than the indefeasible payment in full in cash of all the Liabilities. The Administrative Agent may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Liabilities, make any other accommodation with any other Borrower, or exercise any other right or remedy available to them against any other Borrower, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent that all the Liabilities have been indefeasibly paid in full in cash. Pursuant to applicable law, each Borrower waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any other Borrower, as the case may be, or any security.

         (d) Upon payment by any Borrower of any Liabilities, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Liabilities. In addition, any indebtedness of any Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the prior payment in full of the Liabilities. None of the Borrowers will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Revolving Credit Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Liabilities, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         18-22. CONFIDENTIALITY. The Administrative Agent and each of the Revolving Credit Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the written consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Revolving Credit Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, the term "Information" means all information received from the Borrowers relating to their businesses, other than any such information that is available to the Administrative Agent or any Revolving Credit Lender on a nonconfidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                                            CLAIRE'S STORES, INC.
                                            ("LEAD BORROWER")

                                            By /s/ Ira D. Kaplan
                                              ------------------------------
                                            Print Name: Ira D. Kaplan
                                            Title: Chief Financial Officer

                                            "BORROWERS":

                                            CLAIRE'S BOUTIQUES, INC.


                                            By /s/ Ira D. Kaplan
                                              ------------------------------
                                            Print Name: Ira D. Kaplan
                                            Title: Chief Financial Officer

                                            BMS DISTRIBUTING CORP.


                                            By /s/ Ira D. Kaplan
                                              ------------------------------
                                            Print Name: Ira D. Kaplan
                                            Title: Chief Financial Officer

                                            CBI DISTRIBUTING CORP.


                                            By /s/ Ira D. Kaplan
                                              ------------------------------
                                            Print Name: Ira D. Kaplan
                                            Title: Chief Financial Officer

                                            CLAIRE'S PUERTO RICO CORP.


                                            By /s/ Ira D. Kaplan
                                              ------------------------------
                                            Print Name: Ira D. Kaplan
                                            Title: Chief Financial Officer

                                            FLEET RETAIL GROUP, INC.
                                            ("ADMINISTRATIVE AGENT")

                                            By /s/ Alexis MacElhiney
                                              ------------------------------
                                            Print Name: Alexis MacElhiney
                                            Title: Vice President

                                            The "REVOLVING CREDIT LENDERS"

                                            FLEET RETAIL GROUP, INC.

                                            By /s/ Alexis MacElhiney
                                              ------------------------------
                                            Print Name: Alexis MacElhiney
                                            Title: Vice President